             ==================================================

                              DECLARATION OF TRUST



                             _____________________


                               LIBERTE' INVESTORS
                (FORMERLY LOMAS & NETTLETON MORTGAGE INVESTORS)

                             _____________________



                                 JUNE 26, 1969

             ==================================================

                      (AS AMENDED AND RESTATED TO REFLECT
                    THE AMENDMENT, DATED SEPTEMBER 19, 1969;
                 THE SECOND AMENDMENT, DATED JANUARY 24, 1986;
                  THE THIRD AMENDMENT, DATED JANUARY 19, 1989;
                 THE FOURTH AMENDMENT, DATED DECEMBER 18, 1992;
                 THE FIFTH AMENDMENT, DATED MARCH 31, 1994 AND THE SIXTH AMENDMENT, DATED NOVEMBER 22, 1995.)

                              TABLE OF CONTENTS

                                                                                                            PAGE
                                                        ARTICLE 1.
                                               NAME AND TITLE TO PROPERTY.

Section 1.1.       Name, title to property, definition of Trust Property  . . . . . . . . . . . . . . .     1
Section 1.2.       Massachusetts business trust, not partnership or other entity  . . . . . . . . . . .     2

                                                        ARTICLE 2.
                                                        TRUSTEES.

Section 2.1.       Definition of Trustees, number of Trustees, definition of Majority of Trustees   . .     2
Section 2.2.       Classes of Trustees, time and method of election, qualification  . . . . . . . . . .     3
Section 2.3.       Resignation of a Trustee, time and manner resignation takes effect, removal of
                   a Trustee        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Section 2.4.       Termination of office of Trustee because of bankruptcy, incompetence, death,
                   resignation or removal, manner of filling vacancy  . . . . . . . . . . . . . . . . .     4
Section 2.5.       Election of President, Secretary and Treasurer, appointment of other officers,
                   compensation of Trustees and officers  . . . . . . . . . . . . . . . . . . . . . . .     5
Section 2.6.       Adoption, amendment and repeal of by-laws  . . . . . . . . . . . . . . . . . . . . .     5
Section 2.7.       Meetings of Trustees, method of calling meetings, vote required to take action
                   by Trustees, quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Section 2.8.       Committees of Trustees, delegation of powers and duties to committees,
                   Trustees, officers and employees   . . . . . . . . . . . . . . . . . . . . . . . . .     6
Section 2.9.       Preparation, contents and delivery of Annual Report and interim reports  . . . . . .     7
Section 2.10.      Acquisition and disposition of Shares by Trustees, officers, employees and agents  .     7
Section 2.11.      Operation of Board of Trustees, meetings   . . . . . . . . . . . . . . . . . . . . .     8
Section 2.12.      Actions taken by Trustees or committees by written authorization without
                   a meeting        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8



                                      i

                                                        ARTICLE 3.
                                                   POWERS OF TRUSTEES.

Section 3.1.       Exclusive power to manage Trust.   . . . . . . . . . . . . . . . . . . . . . . . . .     9
Section 3.2.       General investment power of Trustees, grant of discretionary power.  . . . . . . . .     9
Section 3.3.       Power to invest in Real Property.  . . . . . . . . . . . . . . . . . . . . . . . . .    10
Section 3.4.       Power to sell, rent, lease, subdivide, grant easements, make dedications, deal
                   in oil and gas rights, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Section 3.5.       Power to borrow money.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Section 3.6.       Power to make commitments and guaranties.  . . . . . . . . . . . . . . . . . . . . .    12
Section 3.7.       Power to deal with banks and trust companies.  . . . . . . . . . . . . . . . . . . .    12
Section 3.8.       Power to pay taxes and assessments.  . . . . . . . . . . . . . . . . . . . . . . . .    12
Section 3.9.       Power to satisfy debts and claims.   . . . . . . . . . . . . . . . . . . . . . . . .    12
Section 3.10.      Power to collect claims, bring lawsuits, foreclose Mortgages, participate in
                   court actions, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
Section 3.11.      Power to determine accounting methods.   . . . . . . . . . . . . . . . . . . . . . .    13
Section 3.12.      Power to determine fiscal year.  . . . . . . . . . . . . . . . . . . . . . . . . . .    14
Section 3.13.      Power to determine what is income or corpus.   . . . . . . . . . . . . . . . . . . .    14
Section 3.14.      Power to make appraisals and value Trust assets.   . . . . . . . . . . . . . . . . .    14
Section 3.15.      Power to appoint depositary for records.   . . . . . . . . . . . . . . . . . . . . .    15
Section 3.16.      Power to delegate conduct of business to Manager and others, approval of terms of
                   contracts with Manager.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 3.17.      Power to purchase insurance against liability of Trustees and others acting for
                   the Trust.       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Section 3.18.      Power to pay pensions and adopt pension, profit-sharing or other thrift plans.   . .    18
Section 3.19.      Power to adopt and use seal.   . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Section 3.20.      Power to appoint a resident agent in Massachusetts.  . . . . . . . . . . . . . . . .    18
Section 3.21.      Power to do all things necessary and proper, presumption in favor of grant of
                   power to Trustees.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19

                                                        ARTICLE 4.
                                                    INVESTMENT POLICY.

Section 4.1.       Definitions of various terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    19

Section 4.2.       Primary policy and criteria to invest in Construction and Development Loans and
                   Intermediate Term Loans.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
Section 4.3.       Secondary policy and criteria to invest in Long Term Loans and Warehouse Loans.  . .    22
Section 4.4.       Authorization to invest not more than 15% of capital, surplus and subordinated debt in equities and entities owning interests in Real Property and Mortgage Loans
                   secured by other than First Mortgages.   . . . . . . . . . . . . . . . . . . . . . .    23
Section 4.5.       Authority to invest in Government obligations and other securities.  . . . . . . . .    23
Section 4.6.       Discretionary power of Trustees to modify investment policy and criteria.  . . . . .    24
Section 4.7.       Trustees' power to pursue any remedies permitted by law when obligor is in default
                   and other general powers when default arises.  . . . . . . . . . . . . . . . . . . .    24

                                                        ARTICLE 5.
                                              SHARES OF BENEFICIAL INTEREST.

Section 5.1.       Interest of beneficiaries divided into Shares evidenced by certificates, definition
                   of Shares and Shareholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
Section 5.2.       Intention to create relationship only of Trustees and beneficiaries.   . . . . . . .    26
Section 5.3.       Right of Shareholder to receive certificate for number of Shares, signing of
                   certificates, transfer agent and registrar, facsimile signatures.  . . . . . . . . .    26
Section 5.4.       Right of Trustees to issue Shares without vote or other acquiescence of
                   Shareholders, right to issue fractional Shares.  . . . . . . . . . . . . . . . . . .    27
Section 5.5.       Register of Shareholders, only registered Shareholders to enjoy rights of
                   Shareholders.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
Section 5.6.       Trustees' powers to employ transfer agents and registrars, power to deposit blank
                   certificates with transfer agents.   . . . . . . . . . . . . . . . . . . . . . . . .    28
Section 5.7.       Restrictions on Transfer of Shares to preclude the application of the Internal
                   Revenue Code's Section 382 limitation and to preserve other tax attributes.  . . . .    28
Section 5.8.       Personal representatives and other successors in interest of Shareholders.   . . . .    33
Section 5.9.       Shares held jointly or in fiduciary capacity.  . . . . . . . . . . . . . . . . . . .    33


Section 5.10.      Trustees and agents entitled to act on the basis of information in the record.   . .    33
Section 5.11.      Replacement of lost or destroyed certificates.   . . . . . . . . . . . . . . . . . .    34
Section 5.12.      Payment of dividends.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
Section 5.13.      Trustees to furnish Shareholders with statement advising as to source of
                   funds distributed.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
Section 5.14.      Notice to Shareholders deemed served if mailed.  . . . . . . . . . . . . . . . . . .    35
Section 5.15.      Right of Trustees to purchase Shares on behalf of Trust, no dividends on Shares
                   held by Trust.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
Section 5.16.      Trustees' capacity to purchase Shares individually.  . . . . . . . . . . . . . . . .    35
Section 5.17.      Obligation of Shareholders to disclose information to Trustees regarding ownership of Shares, power of Trustees to acquire Shares to comply with Internal
                   Revenue Code.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
Section 5.18.      Power of Trustees to issue Warrants, terms on which Warrants may be issued.  . . . .    36
Section 5.19.      Shareholders have no preemptive rights.  . . . . . . . . . . . . . . . . . . . . . .    37

                                                        ARTICLE 6.
                                                 RIGHTS OF SHAREHOLDERS.

Section 6.1.       Ownership of Trust Property and control of Trust exclusively in Trustees,
                   Shareholders have only beneficial interest.  . . . . . . . . . . . . . . . . . . . .    37
Section 6.2.       Shares are personal property, limitation of rights of personal representatives.  . .    37
Section 6.3.       Annual Meeting of Shareholders to be held after delivery of Annual Report,
                   calling special meetings of Shareholders.  . . . . . . . . . . . . . . . . . . . . .    37
Section 6.4.       Notice of Shareholders' meeting.   . . . . . . . . . . . . . . . . . . . . . . . . .    38
Section 6.5.       Quorum at Shareholders' meeting.   . . . . . . . . . . . . . . . . . . . . . . . . .    38
Section 6.6.       Action of Shareholders not binding on Trustees, with certain exceptions.   . . . . .    38
Section 6.7.       Determination of Shareholders eligible to vote, closing of transfer books.   . . . .    38
Section 6.8.       Right of Shareholders to vote by proxy, filing of proxy, voting rights of
                   various persons.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
Section 6.9.       Proxies, form of proxies, and proxy solicitation.  . . . . . . . . . . . . . . . . .    40


Section 6.10.      Prohibition of sale, lease, exchange or other disposition of more than 50% of Trust
                   Property without Shareholders' approval, except as security for any borrowing.   . .    40
Section 6.11.      Right of Shareholders and securities administrators to inspect books.  . . . . . . .    40
Section 6.12.      Rights of Holders of Preferred Stock.  . . . . . . . . . . . . . . . . . . . . . . .    40

                                                        ARTICLE 7.
                           LIABILITY OF TRUSTEES, SHAREHOLDERS AND OFFICERS, AND OTHER MATTERS.

Section 7.1.       Exculpation of Trustees and officers.  . . . . . . . . . . . . . . . . . . . . . . .    41
Section 7.2.       Limitation of liability of Shareholders, Trustees and officers.  . . . . . . . . . .    41
Section 7.3.       Express exculpatory clauses in instruments.  . . . . . . . . . . . . . . . . . . . .    41
Section 7.4.       Indemnification and reimbursement of Trustees, officers, employees or agents.  . . .    42
Section 7.5.       Right of Trustees, Manager, officers, employees or agents to own property or to
                   engage in business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
Section 7.6.       Transactions between the Trustees and the Trust.   . . . . . . . . . . . . . . . . .    43
Section 7.7.       Restriction of duties and liabilities.   . . . . . . . . . . . . . . . . . . . . . .    44
Section 7.8.       Persons dealing with Trustees or officers.   . . . . . . . . . . . . . . . . . . . .    45
Section 7.9.       Reliance.        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
Section 7.10.      No bond required of Trustees, Manager, officers, employees or agents.  . . . . . . .    45

                                                        ARTICLE 8.
                                            AMENDMENT OR TERMINATION OF TRUST.

Section 8.1.       Power to amend or terminate Trust.   . . . . . . . . . . . . . . . . . . . . . . . .    46
Section 8.2.       Power to organize corporation or other entity to take over Trust Property.   . . . .    47
Section 8.3.       Effect of Internal Revenue Code on power to amend or terminate.  . . . . . . . . . .    47
Section 8.4.       Power to organize other corporations or business trusts.   . . . . . . . . . . . . .    48
Section 8.5.       Disposition of Trust Property upon termination.  . . . . . . . . . . . . . . . . . .    48
Section 8.6.       Effect of Reorganization under Federal laws and Implementation of Plan of
                   Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48

                                                        ARTICLE 9.
                                                      MISCELLANEOUS.

Section 9.1.       Laws of Massachusetts shall govern, recording of Declaration of Trust and
                   amendments.      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
Section 9.2.       Offices of the Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
Section 9.3.       Execution in one or more counterparts.   . . . . . . . . . . . . . . . . . . . . . .    50
Section 9.4.       Certificate of Trustees or Secretary conclusive evidence in favor of third parties.     50
Section 9.5.       Third parties may rely on recorded Declaration of Trust.   . . . . . . . . . . . . .    51
Section 9.6.       Execution and effect of Restated Declaration of Trust.   . . . . . . . . . . . . . .    51
Section 9.7.       Inclusiveness of plural, singular, and genders, descriptive headings, etc. for
                   convenience only.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
Section 9.8.       Severability.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51

                                                       ARTICLE 10.
                                                    DURATION OF TRUST.

                              INDEX TO DEFINITIONS

                                                                                                       SECTION
"Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.7
"Annual Meeting". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.3
"Annual Report" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.9
"Appraisal" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"Chairman of the Board of Trustees" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.5
"Construction Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"Conventional Loans". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"Declaration" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     Preamble
"Declaration of Trust". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     Preamble
"Development Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"FHA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"FHA Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"First Mortgage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"First Mortgage Loans". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"Gap Loan Commitments". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"Initial Transferor". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.7
"Internal Revenue Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     Preamble
"Intermediate Term Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"Liberte Investors" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1.1
"Long Term Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"Majority of Trustees". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.1
"Manager" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3.16
"Mortgage". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"Mortgage Loans". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"Ownership Interest Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.7
"Person". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.7
"President" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.5
"Prohibited Distributions". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.7
"Prohibited Shares" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.7
"Purported Acquiror". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.7
"Real Property" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"Registry". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.2
"Resale Proceeds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.7
"Restated Declaration of Trust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9.6
"Sales Proceeds". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.7
"Secretary" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.5
"Shareholders". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.1
"Shares". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.1



"Takeout" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"Transfer". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.7
"Transferee". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.7
"Treasurer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.5
"Trust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1.1
"Trustees". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.1
"Trust Property". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1.1
"VA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"VA Loans". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.1
"Warehouse Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.3
"Warrants". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.18


                              DECLARATION OF TRUST

                                       OF

                      LOMAS & NETTLETON MORTGAGE INVESTORS

                   This DECLARATION OF TRUST ("Declaration" or "Declaration of Trust") made this 26th day of June, 1969, by Gene H. Bishop, N. Preston Breed, James Callery, J. D. Francis, Jess Hay, H. O. Johnson, James H. Jones and Albert N. Rohnstedt;
                                  WITNESSETH:

                   WHEREAS, the Trustees desire to create a trust for the purpose of investing in (1) notes, bonds and other obligations, secured by Mortgages on Real Property and (2) in Real Property and other interests therein; and

                   WHEREAS, the Trustees desire that the trust qualify as a "real estate investment trust" under the provisions of Sections 856 through 858 of the Internal Revenue Code of 1954 and the Regulations issued thereunder, as heretofore or hereafter amended (the "Internal Revenue Code"); and

                   WHEREAS, it is proposed that the beneficial interest in the trust be divided into transferable shares evidenced by certificates of beneficial interest as hereinafter provided;

                   Now, THEREFORE, the Trustees hereby declare that they will hold all property of every type and description which they are acquiring or may hereafter acquire as such Trustees, together with the proceeds thereof, in trust, to manage and dispose of the same for the benefit of the holders from time to time of the Shares being issued and to be issued hereunder and in the manner and subject to the stipulations contained herein, which are:

                                   ARTICLE 1.

                          NAME AND TITLE TO PROPERTY.

                   SECTION 1.1. Name, title to property, definition of Trust Property. The trust created by this Declaration of Trust is herein referred to as the "Trust", and shall be known by the name "Liberte Investors". So far as may be practicable, legal and convenient, the affairs of the Trust shall be conducted and transacted under that name, which name shall not refer to the Trustees individually or personally or to the beneficiaries or Shareholders of the Trust, or to any officers, employees, or agents of the Trust. Under circumstances in which the Trustees determine that the use of the name "Liberte Investors" is not practicable, legal or convenient, they may as appropriate use their names with suitable reference to their trustee status, or some other suitable designation, or they may adopt another name under which the Trust may hold property or operate in any state, which name shall not, to the knowledge of the Trustees, refer to beneficiaries or Shareholders of the Trust. Legal title to all the property subject from time to time to this Declaration of Trust (hereinafter called the "Trust Property") shall be transferred to, vested in, and held by the Trustees, as joint tenants with right of survivorship as Trustees of this Trust, except that the Trustees shall have the power to cause legal title to any property of this Trust to be held by and/or in the name of one or more of the Trustees, or any other person as nominee, on such terms, in such manner, and with such powers as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. The Trustees shall have the power to hold securities in bearer form.

                   SECTION 1.2. Massachusetts business trust, not partnership or other entity. The Trust shall be of the type commonly termed a Massachusetts business trust and shall not be a general partnership, limited partnership, joint stock association or corporation. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder. Neither the Trustees nor the Shareholders, nor any of them, shall for any purpose be, or be deemed to be, partners or members of an association.

                                   ARTICLE 2.

                                   TRUSTEES.

                   SECTION 2.1. Definition of Trustees, number of Trustees, definition of Majority of Trustees. The signatories to this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions hereof and are then in office, are herein referred to as the "Trustees." The number of trustees shall be fixed by, or in the manner provided in, the by-laws, but in no case less than three (3) nor more than seven (7). At least a majority of the Trustees shall be persons who shall not be an officer, director or employee of the Manager or any parent or subsidiary thereof and who shall not individually be the holder of more than one-half per cent (1/2%) of any class of securities of the Manager or any parent or subsidiary thereof, directly or indirectly through the members of the immediate family thereof or corporations or other entities in which such Trustee shall own an equity interest of ten percent (10%) or more, provided, that upon the death, resignation or removal of any Trustee who shall not be a member of such majority, this requirement shall not be applicable for a period of sixty (60) days. A Trustee shall be an individual at least twenty-one (21) years of age who is not under legal disability. No increase or decrease in the number of trustees shall be effected, except in a manner which will not result in any class of trustees containing more than one more trustee than any other class. Whenever a vacancy in the number of trustees shall occur, until such vacancy is filled as provided in Section 2.4, the Trustee or Trustees continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. The term "Majority of the Trustees" whenever used herein shall mean more than one-half (1/2) of the total number of Trustees then in office when three or more Trustees are then in office, and shall mean one Trustee if only one Trustee is at the time in office, and shall mean both Trustees if only two Trustees are then in office.

                   SECTION 2.2. Classes of Trustees, time and method of election, qualification. The trustees shall be divided into three classes, each consisting of not less than one (1) nor more than four (4) individuals.
Of the three Trustees who shall continue to qualify as Trustees after the Fifth Amendment to the Declaration of Trust becomes effective (all of whom have an address in care of the principal executive offices of the Trust), one class of Trustees shall consist of Edward W. Rose, III, who shall continue to serve until the 1994 Annual Meeting of Shareholders and until his successor shall have been elected and qualified; another class shall consist of Gene H. Bishop, who shall continue to serve until the 1995 Annual Meeting of Shareholders and until his successor shall have been elected and qualified; and a third class shall consist of Robert Ted Enloe, III, who shall continue to serve until the 1996 Annual Meeting of Shareholders and until his successor shall have been elected and qualified. At each Annual Meeting of Shareholders commencing with the first Annual Meeting of Shareholders, one class of trustees shall be elected to hold office until the Annual Meeting of Shareholders that is approximately three years following the Annual Meeting of Shareholders at which they were elected and until their successors shall have been elected and qualified. Trustees may be reelected. Election of trustees at an

Annual Meeting shall be determined by a plurality of the votes cast by the holders of the Shares present in person or by proxy at such Annual Meeting. Cumulative voting of Shares for the election of Trustees is expressly denied.
A Trustee so elected shall not become qualified unless and until a certificate as to the due notification and holding of the meeting and accomplishment of the vote, bearing his acceptance shall have been acknowledged by a person who had been a Trustee prior to such election (which certificate shall, as soon as reasonably practicable after its execution, be filed of record in the Registry of Deeds of Suffolk County, or of such County as may be the location of the principal office of the Trust in Massachusetts from time to time (hereinafter called the "Registry")). In the event of a change in the fiscal year of the Trust with a resultant change in the date of the Annual Meeting, of Shareholders, no election of Trustees shall be held if less than 183 days have elapsed since the date of the last previous Annual Meeting of Shareholders.

                   SECTION 2.3. Resignation of a Trustee, time and manner resignation takes effect, removal of a Trustee. Any Trustee may resign his trusteeship by instrument in writing signed by him and delivered or mailed to the President or Secretary, and such resignation shall take effect immediately or at a later date according to the terms of the instrument. The Trustees, by action of two-thirds (2/3) of the Trustees then in office voting for such removal (which action shall be taken only by vote at a meeting and not by authorization without a meeting, anything in Section 2.12 to the contrary notwithstanding), may remove any Trustee at any time with or without cause.
Any Trustee may be removed at any time by the vote of the holders of two-thirds (2/3) of the outstanding Shares entitled to vote thereon.

                   SECTION 2.4. Termination of office of Trustee because of bankruptcy, incompetence, death, resignation or removal, manner of filling vacancy. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the bankruptcy, adjudicated incompetence, death, resignation or removal of a Trustee. No such vacancy shall operate to annul or terminate the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. In the case of a vacancy created in such a manner, or created by an increase in the number of trustees, a Majority of the Trustees continuing in office may fill such vacancy by appointing such person as they, in their absolute discretion, shall see fit, or such vacancy may be filled by the Shareholders at the next Annual Meeting of Shareholders. In the case of a vacancy created by any cause, other than one created by an increase in the number of Trustees, such vacancy shall be filled for the unexpired portion of the term of the Trustee whose place is being filled, which term may extend beyond the next succeeding Annual Meeting of Shareholders. Vacancies shall be filled in a manner consistent with the requirements of Section 2.1 hereof. The Trust Property shall vest in the new Trustee jointly with the continuing or surviving Trustees upon the filing of a certificate to that effect, bearing acceptance by the newly appointed person and acknowledged by a person who had been a Trustee prior to such appointment (which certificate shall, as soon as reasonably practicable after its execution, be filed of record in the Registry).

                   SECTION 2.5. Election of President, Secretary and Treasurer, appointment of other officers, compensation of Trustees and officers. The Trustees may elect from among their number a Chairman of the Board of Trustees and shall annually elect from among their number a President of the Trust. The Trustees shall also annually elect a Secretary and a Treasurer of the Trust, who need not be Trustees. The Trustees may elect or appoint, from among their number or otherwise, or may authorize the President to appoint, such other officers or agents, who shall have such powers duties and responsibilities, and who shall hold office for such periods as may be determined by the Trustees or by the by-laws. The Trustees shall fix the compensation of all officers, may receive reasonable compensation for their general services as Trustees and officers hereunder, and may pay themselves or any one or more of themselves such compensation for special services, legal or otherwise, as they in good faith may deem reasonable.

                   SECTION 2.6. Adoption, amendment and repeal of by-laws. A Majority of the Trustees may adopt and from time to time amend or repeal by-laws for the conduct of the business of the Trust, and in such by-laws may define the duties of the Trust's officers, employees and agents.

                   SECTION 2.7. Meetings of Trustees, method of calling meetings, vote required to take action by Trustees, quorum. An annual meeting of the Trustees shall be held without other notice than this Section 2.7, immediately after and at the same place as, the Annual Meeting of Shareholders. Other meetings of the Trustees may be called by the Chairman of the Board of Trustees, if any, the President or any two Trustees. Meetings of the Trustees shall be held at such place as may be specified in or determined in accordance with the by-laws, and the notice of a meeting shall state the place, as well as the time, thereof. Notice of a meeting shall be given by certified or registered mail or by telegram or delivered personally, or in the manner more specifically set forth in the by-laws. If notice is given by mail, it shall be mailed not later than the fourth business day preceding the meeting and if by telegram or personal delivery, such telegram shall be sent or delivery made not later than the second business day preceding the meeting (excluding from such computation both cases the day of the meeting itself.)

                   A Majority of the Trustees shall constitute a quorum for the transaction of business at any meeting of the Trustees, but if less than such Majority is present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice. If a quorum is once present to hold a meeting, it shall not be broken by the subsequent withdrawal or departure of any Trustee. The act of the majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Trustees and shall have the same effect as if assented to by all, except where any action is required by the terms of any provision of this Declaration of Trust to be taken by a Majority of the Trustees or by two-thirds (2/3) of the Trustees, the affirmative vote of such Majority or two-thirds (2/3), as the case may be, shall constitute the act of the Trustees and shall have the same effect as if assented to by all.

                   Any notice hereinabove in this Section 2.7 provided for may be waived at any time, whether before or after the event, by written waiver, a signed copy of which waiver shall be inserted in the minute book, together with the minutes of the meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

                   Any deed, Mortgage, evidence of indebtedness or other instrument, agreement or document of any character, whether similar or dissimilar, executed by one, or more of the Trustees, when authorized at a meeting or by written authorization without a meeting in accordance with the provisions of Section 2.12, shall be valid and binding upon the Trustees and the Trust.

                   SECTION 2.8. Committees of Trustees, delegation of powers and duties to committees, Trustees, officers and employees. The Board of Trustees may, in its discretion, by resolution passed by a Majority of Trustees, designate from among its members one or more committees which shall consist of two or more Trustees. The Board may designate one or more Trustees as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Trustees shall otherwise provide. The Board of Trustees by resolution passed by a Majority of Trustees, may at any time change the membership of any such committee, fill vacancies in it, or dissolve it. The by-laws, or a majority of Trustees, may authorize any one or more of the Trustees, or any one or more of the Officers or employees or agents of the Trust, on behalf of the Trust, to exercise and perform any and all powers granted to the Trustees, and to discharge any and all duties imposed upon the Trustees, and to do any acts and to execute any instruments deemed by such person to be necessary or appropriate to exercise such powers or to discharge such duties, and to exercise his own sound judgment in so doing.

                   SECTION 2.9 Preparation, contents and delivery of Annual Report and interim reports. The Trustees shall cause to be prepared within 120 days after the end of every fiscal year, an Annual Report (herein referred to as the "Annual Report") of the affairs of the Trust, including a statement of the income and expenses of the Trust based on the books of account of the Trust. If, in the opinion of the Trustees, such statement fails to meet the requirements of any governmental authority or agency having jurisdiction over the Trust, or of any securities exchange on which the Shares are listed, the Trustees shall in addition include in said Annual Report a statement of income and expenses which will, in their sole discretion, meet such requirements.
Said Annual Report shall contain a balance sheet and statement of surplus, both as of the end of the fiscal year, consistent with either of such statements of income and expenses, as determined by the Trustees. Said Annual Report shall also include an opinion on the financial statements of an independent certified public accountant based on an examination of the books and records of the Trust not materially limited in scope and made in accordance with generally accepted auditing standards and procedures. A copy of the Annual Report shall be forwarded to each Shareholder within 120 days after the end of each fiscal year. In addition, commencing after the close of the first full quarter of the first full fiscal year of the Trust, the Trustees shall furnish to the Shareholders within 60 days after the close of that quarter and of each quarter thereafter, other than the last fiscal quarter of the fiscal year, an interim report containing a current balance sheet, which may be unaudited, and a summary statement of income and expenses of the Trust for such fiscal quarter, which may be unaudited, and such other pertinent information regarding the Trust and its activities in the quarter covered by the report as the Trustees may deem appropriate.

                   SECTION 2.10. Acquisition and disposition of Shares by Trustees, officers, employees and agents. Any Trustee, officer, employee or agent of the Trust may acquire, hold and sell Shares or other securities issued by the Trust for his personal account, either in his individual name, or in a fiduciary capacity, jointly with other persons, as a member of a firm or association or otherwise, without being thereby disqualified as a Trustee, officer, employee or agent of the Trust, and while so holding any Shares for his personal account shall be entitled to the same rights and privileges as other Shareholders. Any Trustee, officer, employee or agent of the Trust (including any person, firm, corporation or other entity in which such Trustee, officer, employee or agent may be interested as a partner, officer, director, stockholder, employee or otherwise) may purchase as underwriter or otherwise, and may make a market in, Shares or other securities issued by the Trust for public offering, in accordance with a Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended; and the Trust may pay to any person, firm, corporation or other entity (including any one or more Trustees, officers, employees or agents of the Trust or in which he or they may be interested as a partner, officer, director, stockholder, (employee, or otherwise) commissions or fees for any underwriting of any such public offering of Shares or other securities by the Trust or for the so-called "private placement" of Shares or other securities for the Trust, and for the rendition of services to the Trust in connection with any Shares or other securities offered by the Trust by private or public offering, if (a) such interest or connection is disclosed or known to the Trustees and (b) a majority of the disinterested Trustees make, approve or ratify the payment of such commission or fees.

                   SECTION 2.11.  Operation of Board of Trustees, meetings.
The business and affairs of the Trust shall be managed by its Board of Trustees which shall govern the business and affairs of the Trust in a manner similar to a Board of Directors of a corporation organized and in good standing under the Laws of the Commonwealth of Massachusetts.

                   The meetings of the Trustees may be held either within or without the Commonwealth of Massachusetts. Any Trustee may participate in a meeting of the Board of Trustees, or any committee thereof, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. A trustee's participation by such means shall constitute presence in person at any such meeting.

                   The Trustees shall keep regular minutes of their meetings, or of actions taken without a meeting, as herein provided.

                   SECTION 2.12. Actions taken by Trustees or committees by written authorization without a meeting. Any action which could be taken at a meeting of the Trustees or any committee thereof may be taken by a written authorization without a meeting upon compliance with the provisions of this
Section 2.12. Notice of a proposal to take any action by written authorization without a meeting, specifying in reasonable detail the action proposed to be taken by such written authorization, shall be given in the same manner as notices of meetings. Such a notice shall specify the date on which the proposed action by written authorization is to be taken, which date shall be not less than the fourth business day after the mailing of the notice if notice is given by mail or the second business day if notice is given by telegram or personal delivery (excluding in both cases for purposes of such computation the day on which the notice is mailed, sent by telegram or delivered personally). If prior to the date specified in such notice as the date on which the action in question is proposed to be taken by written authorization, any two Trustees (or in the case of a committee, any member of the committee) shall have given to the other Trustee (or, in the case of a committee, to the other members of the committee) by telegram or personal delivery, notice of the calling of a meeting to consider the action proposed to be taken by written authorization (which notice shall specify as the date of such meeting the second business day following the telegraphing or personal delivery thereof), then the action in question may not be taken by written authorization and shall be taken only if approved at the meeting in accordance with the foregoing provisions relating to the taking of action at meetings. If no two Trustees (or in the case of a committee, no member of the committee) give such notice of a calling of a meeting, then the proposed action may be taken by an authorization signed (in one or more, counterparts, which taken together shall be deemed to constitute a single instrument) by a Majority of Trustees (or, in the case of a committee, a majority of the Trustees who are members of such committee) unless the action in question requires, by the terms of a provision of this Declaration of Trust, approval of two-thirds (2/3) of the Trustees, which authorization (and one or more counterparts as above provided) shall be filed with the minutes of the proceedings of the Trustees or the committee, as the case may be.

                                   ARTICLE 3.

                              POWERS OF TRUSTEES.

                   SECTION 3.1. Exclusive power to manage Trust. The Trustees shall have, without other or further authorization, continuing full, absolute and exclusive power, control, and authority over and management of the Trust Property and of the affairs of the Trust, to the same extent as if the Trustees were the sole owners of such property and the sole persons interested in such Trust in their own right, subject only to the limitations herein expressly stated. Such powers of the Trustees may be exercised without the necessity of applying to any court or to the Shareholders for leave to do so. Without restricting or limiting the generality of the foregoing, such powers of the Trustees shall include among others the powers enumerated in the ensuing Sections of this Article 3.

                   SECTION 3.2. General investment power of Trustees, grant of discretionary power. The Trustees shall have power, for such consideration as they may deem proper, to invest in, purchase or otherwise acquire, for cash or other property or through the issuance of Shares in the Trust or through the issuance of notes, debentures, bonds or other obligations of the Trust, and hold for investment, the entire or any participating interest in notes, bonds or other obligations which are secured by Mortgages. In connection with any such investment, purchase or acquisition, the Trustees shall have the power to acquire a share of rents, lease payments, or other gross income from, or a share of the profits from, or a share in the equity or ownership of, Real Property. The Trustees shall also have power to invest in loans secured by the pledge or transfer of Mortgage obligations. The Trustees shall also have the power to invest in and acquire other assets in accordance with Article 4 hereof. The Trustees shall have power to enter into commitments to make any investment, purchase, or acquisition authorized by this Article 3. The Trustees shall also have power to invest in, purchase or acquire, and hold for investment, stocks, bonds, debentures, notes, certificates of indebtedness, securities of every nature, or real, personal or mixed, tangible or intangible, property and obligations secured thereby and interests therein and rights thereto. In the exercise of the powers given by this Article 3, the Trustees shall not be limited to obligations maturing before the possible termination of the Trust. The Trustees shall not be bound or limited by any law now or hereafter in force limiting the investments of trustees or other fiduciaries, but they shall have full authority and power to make any and all investments, within the limitations of this Article 3, that they, in their absolute discretion, shall deem proper in order to accomplish the purposes of this Trust, all to such extent as to them shall seem proper, and without liability for loss (except as provided in Article 5 hereof), even though such investments shall be of a character or in an amount not customarily considered proper for the investment of trust funds or which do not or may not produce income.

                   SECTION 3.3. Power to invest in Real Property. The Trustees shall have power to invest in or otherwise acquire Real Property and personal property and any interests therein. If the Trustees should at any time invest in or otherwise acquire Real Property, the consideration paid for such Real Property shall ordinarily be based upon the fair market value of the property as determined by a real estate appraisal prepared by a qualified, disinterested independent appraiser. For purposes of the preceding sentence, "invest in or otherwise acquire, Real Property" shall not include:

                          (a)     the acquisition of any Mortgage; or

                          (b) the acquisition of any share in the equity or ownership of Real Property acquired by the Trustees in connection with any investment, purchase or acquisition of the entire or any participating interest in notes, bonds or other obligations which are secured by Mortgages; or

                          (c) any acquisition of interests in Real Property acquired as a result of or in connection with foreclosure of any Mortgage, or conveyed to the Trustees in full or partial satisfaction of indebtedness to the Trust.

                   SECTION 3.4. Power to sell, rent, lease, subdivide, grant easements, make dedications, deal in oil and gas rights, etc. The Trustees shall have power:

                          (a) to sell, exchange, or otherwise dispose of any Real Property or personal property, or mixed, tangible or intangible property, or any interest therein at any time held or acquired hereunder, free and clear from any and all trusts, at public or private sale, for cash or on terms, without advertisement, and subject to such restrictions, stipulations, agreements and reservations as they shall deem proper, including the power to take back notes, bonds, debentures, Mortgages, certificates of indebtedness, securities of every nature, or other thing of value for the whole or any part of the purchase price of any of the Trust Property sold or transferred by them, and to execute and deliver any deed or other instrument in connection with the foregoing; and

                          (b) to rent, lease or hire from others or to others for terms which may extend beyond the possible termination of the Trust any property or rights to property, real or personal, and to own, manage, use and hold such property and such rights; and

                          (c) to subdivide or improve Real Property and tear down, alter, or make improvements; and

                          (d) to grant easements, give consents, and make contracts relating to Real Property or its use; and

                          (e) to release or dedicate any interest in Real Property; and

                          (f) to develop, operate, pool, unitize, grant production payments out of or lease or otherwise dispose of mineral, oil, and gas properties and rights.

                   SECTION 3.5. Power to borrow money. The Trustees shall have power to borrow or in any other manner raise such sum or sums of money or other property as they shall deem advisable in any manner and on any terms, and to evidence the same by notes, debentures, bonds, securities or other evidences of indebtedness, which may mature at any time or times even beyond the possible duration of the Trust, to reacquire such evidences of indebtedness, to enter into other contracts on behalf of the Trust, and to execute and deliver any Mortgage, pledge, or other instrument, whether similar or dissimilar, to secure any such indebtedness or other obligations or contracts; and further, any such notes, debentures, bonds, instruments or other obligations of the Trust may, at the discretion of the Trustees, without vote of the Shareholders, be convertible into Shares of the Trust at such time and on such terms as the Trustees may prescribe.

                   SECTION 3.6. Power to make commitments and guaranties. The Trustees shall have the power to make commitments to loan money to any natural or legal person or to purchase any notes, debentures, bonds, or other obligations, whether similar or dissimilar, of any natural or legal person from any other person. The Trustees shall have power to endorse, or guarantee, the payment of any notes, debentures, bonds, or other obligations, whether similar or dissimilar, of any natural or legal person; to make contracts by which they guarantee, become surety for, or otherwise assume liability for the payment of any such notes, debentures, bonds, obligations, or contracts; and to execute and deliver any Mortgage, pledge or other instrument, whether similar or dissimilar, to secure any such endorsement, guaranty or contract.

                   SECTION 3.7. Power to deal with banks and trust companies. The Trustees shall have power to deposit any monies or securities included in the Trust Property with any one or more banks, trust companies, or other banking institutions deemed by the Trustees to be responsible, regardless of whether one or more of the Trustees or officers of the Trust shall be an officer, employee, director or shareholder of such bank, trust company, or other banking institution; such monies or securities to be subject to withdrawal on notice or upon demand and in such manner as the Trustees may determine, and the Trustees shall not be liable for any loss which may occur by reason of the failure of the bank, trust company or other banking institution with whom any monies or securities have been properly deposited to account for the monies or securities so deposited.

                   SECTION 3.8. Power to pay taxes and assessments. The Trustees shall have power to pay all taxes or assessments, of whatever kind or nature, imposed upon or against the Trustees or any of them in connection with the Trust Property, business or income of the Trust, or upon or against the Trust Property, business or income of the Trust, or any part thereof, and for the foregoing purposes to make such returns and do all such other acts and things as may be deemed by the Trustees necessary and desirable.

                   SECTION 3.9. Power to satisfy debts and claims. The Trustees shall have power to pay or satisfy any debts or claims upon any evidence that the Trustees shall think sufficient, and to incur and to pay any charges or expenses (including those incurred by others prior to the organization of the Trust) which, in the opinion of the Trustees, shall be or have been necessary or desirable for carrying out the purposes of this Trust.

                   SECTION 3.10. Power to collect claims, bring lawsuits, foreclose Mortgages, participate in court actions, etc. The Trustees shall have power to collect, and sue for, all sums of money or other property or claims that are believed due to the Trust; to give receipts for all sums of money or property received; to adjust the rate of interest at any time on any sums that may be due or become due to the Trust; to receive and release, in whole or in part, the collateral or security for the payment of any note, debenture, bond, or other obligation, whether similar or dissimilar, that may be owned by the Trust; to consent to the extension of the time for payment, or to the renewal of any note, debenture, bond, or other obligation, whether similar or dissimilar; and to engage or intervene in, prosecute, defend, compromise, abandon, or adjust by arbitration or otherwise any action, suit, proceeding, dispute, claim, demand, or thing relating to the Trust Property; to foreclose any Mortgage or other security interest securing any note, debenture, bond, obligation or contract, by virtue of which any sums of money are owed to the Trust; to exercise any power of sale held by them, and to convey good title thereunder free of any and all trusts, and in connection with any such foreclosure or sale, to purchase or otherwise acquire title to any property, whether or not such property meets the requirements of this Article 3 with respect to investments; to acquire, accept, or receive title to property in lieu of foreclosure or sale, whether or not such property meets the requirements of this Article 3 with respect to investments; to participate in any arrangement (including a reorganization or composition) for enforcing or protecting the interests of the Trust as the owner or holder of any stock, interest in property (real, personal, or mixed, tangible or intangible), note, debenture, bond, or obligation of any corporation, trust, association, or other organization and to that end to transfer to and deposit with any corporation, committee, or other person any such stock, interest in property, note, debenture, bond or obligation, and to pay any assessment levied in connection with any such arrangement; and to extend the time with or without security for the payment or delivery of any debt or property and to execute and enter into any release, agreement, contract or other instrument, whether similar or dissimilar.

                   SECTION 3.11. Power to determine accounting methods. Distributions of cash to Shareholders of the Trust, and taxes on the income of the Trust, shall, to the maximum extent deemed by the Trustees, in their sole discretion, to be reasonable and consistent with Section 857 of the Internal Revenue Code, be based on the net cash income of the Trust as a real estate investment trust. In pursuance of this objective, the books of account of the Trust shall be maintained on substantially a cash basis modified to the extent deemed desirable by the Trustees. The Trustees may also maintain such accounting information as may be required to prepare financial statements on an accrual basis in accordance with the requirements of Section 2.9 relating to the Annual Report and interim reports. The Trustees shall have the power to determine the method or form in which the books of account of the Trust shall be kept, and from time to time to change the method or form of keeping the accounts.

                   SECTION 3.12. Power to determine fiscal year. The Trustees shall have the power to determine the fiscal year of the Trust and from time to time to change the fiscal year.

                   SECTION 3.13. Power to determine what is income or corpus. The Trustees shall have power to determine in their discretion whether items should be charged or credited to income or corpus or allocated between income and corpus in such manner as the Trustees may deem proper under all the circumstances, including the power to amortize or elect not to amortize any part or all of any premium or discount, to treat any part or all of the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or corpus or apportion the same between income and corpus, to apportion the sales price of any asset between income and corpus, to treat any dividend or other distribution on any investment as income or corpus or apportion the same between income and corpus, to charge any expense against income or corpus or apportion the same, and to provide or elect not to provide a reasonable reserve against depreciation or obsolescence on any asset subject to depreciation or obsolescence and a reasonable reserve for bad debts, all as the Trustees may reasonably deem proper, equitable and just under all the circumstances.

                   SECTION 3.14. Power to make appraisals and value Trust assets. Subject to Section 3.3 hereof, the Trustees shall have power to determine conclusively the value of any Real Property, security, or other property of the Trust owned or hereafter to be acquired by the Trust or of any services performed for the Trust. In determining such value, the Trustees may consider such other information as the Trustees, in their sole judgment, may deem necessary or satisfactory. The Trustees shall also have the power to revalue any Real Property, security, or other property of the Trust from time to time in accordance with appraisals made by one or more of the Trustees or any one or more of qualified appraisers selected by them for such purpose as they deem responsible and experienced, and to keep the books of the Trust and render reports to the Shareholders of the Trust on the basis of the values so determined; provided, that in the exercise of such powers, the standards for determining value of any Real Property, security or other property which may be employed shall be consistent with the provisions of Section 856(c)(6) of the Internal Revenue Code.

                   SECTION 3.15. Power to appoint depositary for records. The Trustees shall have power at any time to appoint a corporation authorized under the laws of the United States or of any State to administer trusts as the depositary of any or all instruments filed with or as part of the Trust's records, and may at any time revoke its appointment by a signed instrument delivered to it, with or without the appointment of a successor depositary. While any depositary is acting, copies of any instrument deposited with it and certified by the depositary to be correct, and certificates of the depositary stating who the Trustees are at any time, may be relied on as sufficient evidence of those facts by any person or corporation dealing with the Trustees or the Trust.

                   SECTION 3.16. Power to delegate conduct of business to Manager and others, approval of terms of contracts with Manager. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by officers, agents, employees, investment advisers or independent contractors of the Trust as may be necessary to insure that such business conforms to the provisions of this Declaration of Trust. However, the Trustees are not required personally to conduct the business of the Trust and, consistent with their ultimate responsibility as stated herein, the Trustees shall have power to appoint, employ, or contract with any natural or legal person or persons (including one or more of themselves or any corporation, partnership or trust in which one or more of them may be directors, officers, stockholders, employees, partners or trustees) as the Trustees may deem necessary or desirable to carry on and supervise all or any part of the Trust Property and to transact all or any part of the business of the Trust. The Trustees may, therefore, employ or contract with a corporation, partnership, trust or individual (herein referred to as the "Manager") for such purpose, and the Trustees may grant or delegate such authority to the Manager as the Trustees may, in their sole discretion, deem necessary or desirable, without regard to whether such authority is normally granted or delegated by trustees.

                   Under the supervision of the Trustees, the Manager may:

                          (a)     administer the day-to-day investment
                   operations of the Trust, and perform or supervise the performance of such administrative functions necessary in the management of the Trust as may be delegated to the Manager by the Trustees;

                          (b) serve as the Trust's investment advisor and consultant in connection with policy decisions to be made by the Trustees;

                          (c) furnish reports to the Trustees and provide research, economic and statistical data in connection with or relative to the Trust's investments;

                          (d) make recommendations to the Trustees in respect to loans which the Trust shall have the right or opportunity to make, purchase or otherwise acquire, either entirely or in participation with others (including Manager or any parent or subsidiary of Manager), and perform on behalf of the Trust such investigation as to the credit risk of the obligor and the value of the security for the loan as the Manager shall deem appropriate under the particular circumstances;

                          (e) represent the Trust in the day-to-day dealings with consultants, accountants, Mortgage originators, corespondents, lenders, servicers, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, and other mortgagors and investment participants and persons acting in any other capacity as may be deemed by the Trustees to be necessary or desirable in connection with or relative to the Trust's investments;

                          (f) investigate, select and on behalf of the Trust pay appropriate fees to, enter into appropriate contracts with, employ or otherwise retain any person in connection with Mortgage loans or other investments purchased, sold or otherwise acquired or disposed of or committed, negotiated or contemplated to be purchased, sold or otherwise acquired or disposed of and substituted any other person or itself for such other person or for itself;

                          (g) administer and supervise loan closings, upon the request of the Trustees;

                          (h) act, upon the request of the Trustees, as attorney-in-fact or agent in acquisitions or dispositions of the Trust's investments, in disbursing or collecting the funds of the Trust, in paying the debts and fulfilling the obligations of the Trust, in the execution of deeds, Mortgages or other instruments in writing for or on behalf of the Trust and in handling, prosecuting and settling any claims of the Trust including the foreclosure or other enforcement of any Mortgage or lien securing investments, and exercise its own sound discretion in doing so;

                          (i) upon request by the Trustees, negotiate on behalf of the Trust with investment banking firms, brokers, investors and others for the public or private sale of Shares or notes, debentures, bonds or other obligations of the Trust and obtain loans for the Trust, but in no event in such a way that the Manager shall be acting as a broker, dealer or underwriter of such securities;

                          (j) upon request by the Trustees, invest or reinvest any money or other property of the Trust;

                          (k)     provide, and assume the expenses of,
                   appraisals prepared by Manager or any of its employees, office space and office equipment, use of accounting and equipment when required, and necessary executive, clerical and secretarial personnel for the performance of all of the foregoing services performed or to be performed by Manager; and

                          (l) at all reasonable times and from time to time, when requested by the Trustees, make reports to the Trust of the performance by Manager and by others of the foregoing services to the Trust.

                   The Trustees shall have broad discretion in determining the duties, responsibilities and authority of the Manager. The Trustees may request the Manager to engage in certain other activities which complement the investments of the Trust, including the placement or brokerage of long term Mortgages or second Mortgages, and to provide services requested by the mortgagors or prospective mortgagors to the Trust.

                   The Trustees shall have the power to determine the terms of compensation of the Manager or any other such person or persons whom they may employ or with whom they may contract; provided, however, that any determination to appoint, employ or contract with any Trustee or any entity with which a Trustee is affiliated by reason of a managerial or ownership interest, shall be valid only if made, approved or ratified, after disclosure of such relationship, by a majority of the Trustees not so affiliated. The Trustees may exercise broad discretion in allowing the Manager to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

                   The initial contract entered into by the Trustees with any Manager may have an initial term of three full fiscal years (plus, in the case of the first such contract entered into by the Trustees, any period between the date of this Declaration and the last day of the month in which the closing of the first public offering for sale of Shares is held). The term of each renewal or extension of any such contract with the same Manager shall not exceed one year. The Trustees shall not enter into any such contract with any Trustee or any entity with which a Trustee is affiliated by reason of a managerial or ownership interest, unless such contract is approved by a majority of the Trustees not so affiliated.

                   SECTION 3.17. Power to purchase insurance against liability of Trustees and others acting for the Trust. The Trustees shall have the power to purchase and pay for out of Trust Property insurance contracts and policies insuring the Trustees, officers, employees and agents of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee or agent, including any action taken or omitted that may be determined to constitute negligence.

                   SECTION 3.18. Power to pay pensions and adopt pension, profit-sharing or other thrift plans. The Trustees shall have the power to pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, Share bonus, Share purchase, Share option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for any or all of the Trustees, officers, employees and agents of the Trust.

                   SECTION 3.19. Power to adopt and use seal. The Trustees shall have the power to adopt and use a seal for the Trust, but the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                   SECTION 3.20. Power to appoint a resident agent in Massachusetts. The Trustees shall have the power to appoint a resident agent in Massachusetts as the true and lawful attorney of the Trust upon whom all lawful processes in any action or proceeding against the Trust may be served. Such resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under Massachusetts law, or a corporation organized under the laws of any other state of the United States which has an office in Massachusetts and has complied with the reporting provisions of Massachusetts law with respect to foreign corporations. The Trustees have duly appointed as resident agent, Frederick Goldstein, Esq., having an address at Lourie & Cutler, P.C., 60 State Street, Boston, Massachusetts 02109. Such appointment shall become effective upon the filing of the Fifth Amendment to the Declaration of Trust. The Trust may, by vote of the Trustees, revoke any appointment of a resident agent or appoint a new resident agent. Any such revocation or appointment shall become effective upon the amendment of this Declaration of Trust in accordance with the provisions of Section 8.1. Any resident agent shall give notice of a change in business address, or of its resignation as such, in a manner similar to that prescribed for resident agents of corporations under the applicable provisions of the Massachusetts Business Corporation Law.

                   SECTION 3.21. Power to do all things necessary and proper, presumption in favor of grant of power to Trustees. The Trustees shall have power to do all such things and execute all such instruments as they deem necessary, proper or desirable in order to carry out, promote or advance the purposes or provisions of this Declaration of Trust or the by-laws, although such matters or things are not herein specifically mentioned. Any determination of the purposes of this Declaration made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of the grant of power to the Trustees.

                                   ARTICLE 4.

                               INVESTMENT POLICY.

                   SECTION 4.1. Definitions of various terms. As used herein the term:

                          "Real Property" shall mean land, rights in land, and
                   any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights in land, or interests therein, including without limitation, leasehold interests, but does not include Mortgages, Mortgage Loans, or interests therein;

                          "Mortgage" shall mean any interest in Real Property
                   which is collateral or security for a debt or other obligation, such as, but not limited to, mortgages and deeds of trust, or any participating interests therein;

                          "First Mortgage" shall mean a Mortgage which takes
                   priority, or precedence over all other charges or encumbrances upon the same property, and which must be satisfied before such other charges are entitled to participate in the proceeds of any sale. Such encumbered property may include a lessee's interest. However, such priority shall not be deemed as abrogated by liens for taxes, assessments which are not due or remain payable without penalty, contracts (other than contracts for repayment of borrowed monies) or leases, mechanics' and materialmen's liens for work performed and materials furnished which are not in default or are in good faith being contested, and other claims normally deemed, in the same local jurisdiction, not to abrogate the priority of a first mortgage or such other claims, encumbrances, rights of way, easements, encroachments or other irregularities as do not materially impair or detract from the value of the securities;

                          "Mortgage Loans" shall mean notes, debentures, bonds
                   and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, which are secured or collateralized by Mortgages;

                          "First Mortgage Loans" shall mean Mortgage Loans
                   secured, or collateralized, at the time of acquisition thereof by the Trust, by First Mortgages;

                          "Development Loans" shall mean Mortgage Loans
                   incurred to finance all or part of the cost of acquiring and improving vacant land and developing it into sites suitable for the construction of dwellings or other structures, or suitable for other residential, commercial, industrial or public uses;

                          "Construction Loans" shall mean Mortgage Loans
                   incurred to finance all or part of the cost of acquiring and/or improving land and the construction or improvement of dwellings or other buildings thereon;

                          "Long Term Loans" shall mean Mortgage Loans which
                   finance or refinance the purchase or ownership of developed sites or of improved real estate and which provide for an amortization of the loan over a period of seven years or more;

                          "Intermediate Term Loans" shall mean Mortgage Loans
                   (which may be made pursuant to Gap Loan Commitments) which finance or refinance the purchase or ownership of developed sites or of improved real estate and which provide for complete payment of the loan in less than seven years;

                          "FH" and "VA" shall mean respectively the Federal
                   Housing Administration and the Veterans Administration, and any successors thereto;

                          "FHA Loans" shall mean Mortgage Loans (which may be
                   Construction, Development, Intermediate or Long Term Loans) which are insured under the provisions of the National Housing Act of 1934, as amended;

                          "VA Loans" shall mean Mortgage Loans (which may be
                   Construction, Development, Intermediate or Long Term Loans) which are guaranteed under the provisions of the Servicemen's Readjustment Act of 1944, as amended;

                          "Conventional Loans" shall mean Mortgage Loans (which
                   may be Construction, Development, Intermediate or Long Term Loans) which are not insured by FHA or guaranteed by VA;

                          "Appraisal" shall mean the market value, as of the
                   date of the Appraisal, of Real Property in its existing state or in a state to be created, as determined by the Trustees or by a person having no economic interest in the Real Property, who, in the sole judgment of the Trustees, is properly qualified to make such a determination;

                          "Gap Loan Commitment" shall mean a commitment issued
                   for a fee under which the Trust agrees, prior or during the course of construction, that if the conditions specified in the Takeout are not fulfilled upon completion of construction or within a period of time after completion of construction, the Trust will make a Mortgage Loan of the difference between the minimum amount specified in the Takeout and the amount which would have been loaned if the conditions had been fulfilled;

                          "Takeout" shall mean a commitment by a responsible
                   lender to provide a loan no later than the expiration of the term of the Trust's Mortgage Loan, the proceeds of which loan shall be sufficient to reimburse the Trust for its Mortgage Loan.

Where two or more of the foregoing terms shall be combined in connection with the description of a particular loan, such as "Conventional Construction First Mortgage Loan", each term so combined shall in the context, be given its separate meaning.

                   SECTION 4.2. Primary policy and criteria to invest in Construction and Development Loans and Intermediate Term Loans. It shall be the policy of the Trustees at the outset of operations to invest the assets of the Trust, principally in entire or participating interests, in any of the foregoing:

                          (a) Conventional Development First Mortgage Loans, which will normally have an original term not exceeding 36 months and should be in an amount not exceeding 80% of the value of the property after completion of the development financed by such loans, as such value is determined by FHA, by VA or by Appraisal; or

                          (b) Conventional Construction First Mortgage Loans, which will normally have an original term not exceeding 36 months and should be in an amount not exceeding the lesser of either:

                                  (i)      85% of the value of the real
                          property after completion of the improvements financed by such loans, as such value is determined by FHA, by VA or by Appraisal; or

                                  (ii)     the value of the real property at
                          the time the loan is made, plus the cost of the improvements determined in the same manner; or

                          (c)     FHA Development First Mortgage Loans; or

                          (d)     FHA Construction First Mortgage Loans; or

                          (e) Intermediate Term First Mortgage Loans, which should have an original term not exceeding 84 months and should be in an amount not exceeding 75% of the value of the real property and improvements as such value is determined by FHA, by VA or by Appraisal; or

                          (f) Mortgage Loans, which the Trust may be required to make pursuant to its issuance of Gap Loan Commitments;

provided, any of the loan to value ratios specified in this Section 4.2 may be increased if, in the judgment of the Trustees, the loan is supported by credit (either in the form of a Takeout commitment issued by a financially responsible institution, other than the Trust, or in the form of the personal responsibility of the obligors) adequate to justify a higher loan to value ratio.

                   SECTION 4.3. Secondary policy and criteria to invest in Long Term Loans and Warehouse Loans. It shall be the policy of the Trustees at the outset of operations to invest the assets of this Trust primarily in Mortgage Loans described in this preceding Section, and secondarily, in any of the following:

                          (a)     Long Term FHA or VA First Mortgage Loans; or

                          (b)     Conventional Long Term First Mortgage Loans;
                   or

                          (c) Warehouse Loans, which generally are loans that are collateralized by an assignment, pledge or transfer of FHA, VA or Conventional First Mortgage Loans.

                   SECTION 4.4. Authorization to invest not more than 15% of capital, surplus and subordinated debt in equities and entities owning interests in Real Property and Mortgage Loans secured by other than First Mortgages. The Trustees may invest an amount not exceeding 15% of the total capital, surplus and subordinated debt of the Trust, as appearing on the most recent quarterly balance sheet of the Trust available to the Trustees at the time of such investment, in the ownership of, or participations in the ownership of:

                          (a) Real Property or any interests in, relating to or arising out of Real Property or the development thereof or construction thereon,

                          (b) any corporate or other entity principally involved in owning, developing, improving, financing, operating, managing or trading Real Property, and

                          (c) Mortgage Loans secured by other than First Mortgages, including Mortgage Loans which the Trust may be required to make pursuant to its issuance of Gap Loan Commitments.

                   For purposes of this Section 4.4, Real Property acquired by the Trust (i) as a result of the foreclosure of a Mortgage owned by the Trust, (ii) conveyed to the Trust in full or partial satisfaction of indebtedness owed to the Trust, or
                   (iii) in connection with a First Mortgage (including, without limitation, a share of rents, lease payments, or other gross income from, or share in the equity or ownership of Real Property) where no consideration, other than the making of such loan and the taking into account such interest in determining the terms of such loan, is given by the Trustees, shall not be included in computing the Trust's investments in Real Property.

                   SECTION 4.5. Authority to invest in Government obligations and other securities. To the extent that the Trust has assets not invested in accordance with the foregoing Sections of Article 4, the Trustees may employ such assets by investing them in:

                          (a) Obligations of the United States Government or agencies thereof;

                          (b) Obligations of any State or Territory of the United States of America or any agencies thereof;

                          (c) Evidences of deposits in, or obligations of, banking institutions and savings institutions which are members of the Federal Deposit Insurance Corporation or of the Federal Home Loan Bank System;

                          (d) Shares of other real estate investment trusts to the extent permitted by the Internal Revenue Code;

                          (e) Shares of ownership in corporate or other entities to the extent permitted by the Internal Revenue Code, but in no event in excess of 5% of the total assets of the Trust; and

                          (f) Bank time deposits, commercial paper, bankers' acceptances, loan participation certificates and other similar instruments of bank credit.

                   SECTION 4.6. Discretionary power of Trustees to modify investment policy and criteria. The Trustees may modify the policies and criteria set forth in the preceding Section 4.2, Section 4.3, Section 4.41, and
Section 4.5 in their discretion, when they deem any modification of policy or criteria advisable to further the interests of the Shareholders and creditors of the Trust, as those interests may, from time to time, be interpreted by the Trustees or when changed circumstances, availability of investments or changes in the economic environment shall, in the sole opinion of the Trustees, make it desirable to modify those policies and criteria.

                   SECTION 4.7. Trustees' power to pursue any remedies permitted by law when obligor is in default and other general powers when default arises. Notwithstanding any other provision in this Declaration of Trust, when an obligor to the Trust is in default under the terms of any obligation to the Trust, the Trustees shall have the power to enter into any investment, commitment or obligation, which the Trustees, in their sole judgment, may deem to be necessary or desirable, and, in addition, the Trustees may pursue any remedies permitted by law which, in their sole judgment, are in the interest of the Trust.

                                   ARTICLE 5.

                         SHARES OF BENEFICIAL INTEREST.

                   SECTION 5.1. Interest of beneficiaries divided into Shares evidenced by certificates, definition of Shares and Shareholders. The interest of the beneficiaries hereunder shall be divided into transferable Shares, without par value, of two classes: shares of beneficial interest and shares of preferred stock. Ownership of shares of each class shall be evidenced by certificates in such form as shall be determined by the Trustees from time to time. All shares issued hereunder shall be, when issued, fully paid, and no assessment shall ever be made upon the holders of such shares.

                 The number of shares of beneficial interest authorized hereunder is unlimited. All shares of beneficial interest shall have equal non-cumulative voting, distribution, liquidation and other rights, and shall have no preference, conversion, exchange, preemptive or redemption rights. No interest of beneficiaries in the Trust may be represented by "nonvoting equity securities" within the meaning of Section 1123(a)(6) of the United States Bankruptcy Code, 11 U.S.C. Section 1123(a)(6); this provision, included in this Declaration of Trust in compliance with Section 1123(a)(6) of the United States Bankruptcy Code, 11 U.S.C. Section 1123, shall have no force and effect except to the extent required by such Section so long as such Section is in effect and applicable to the Trust.

                 The number of shares of preferred stock authorized hereunder is 10,000,000. The preferred stock may be issued, from time to time, in one or more series as determined by the Trustees. Prior to issuance of a series, the Trustees shall, by resolution, designate that series to distinguish it from other series of preferred stock of the Trust, shall specify the number of shares to be included in the series, and shall, subject to the express provisions of any then outstanding series of preferred stock, fix the preferences, voting powers, qualifications, and special or relative rights or privileges of such series including, but not limited to, the following:

                          (a) the rights to which the holders of such series
                              shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution or termination of the Trust;

                          (b) the voting powers, if any, of the shares of such
                              series; and whether or not, and under what conditions, the shares of such series shall be entitled to vote separately as a single class, for the election of one or more additional Trustees of the Trust in case of divided arrearages or other specified events, or upon other matters;

                          (c) the dividend rate or rates on the shares of such
                              series and the divided preferences, if any, over any other series (or of any other series over such series), the terms and conditions upon which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

                          (d) if the shares of such series shall be redeemable
                              by the Trust, and, if redeemable, the price or prices, limitation and restrictions, and any other terms and conditions with respect to such redemptions;

                          (e) whether or not the shares of such series shall be
                              subject to the operation of a purchase,
                              retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to which, and the manner in which, such fund shall be applied to the purchase or redemption of the shares of such series for retirement by the Trust or to other Trust purposes, and the terms and provisions relative to the operation thereof; and

                          (f) whether or not the shares of such series shall be
                              convertible into, or exchangeable for, shares of beneficial interest, or shares of any other series of preferred stock and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

                 Shares of beneficial interest and shares of preferred stock are referred to in this Declaration of Trust collectively as "Shares". The owners of such Shares, who are the beneficiaries of Trust, are referred to in this Declaration of Trust collectively as "Shareholders".

                 SECTION 5.2. Intention to create relationship only of Trustees and beneficiaries. It is the intention of the Trustees to create only the relationship of trustee and beneficiary between the Trustees and each Shareholder from time to time, and to give to each Shareholder only such rights and to impose upon him only such obligations as are conferred or imposed upon him as a beneficiary hereunder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, association, bailment or any form of legal relationship other than a trust.

                 Nothing in this Declaration of Trust or in the certificates evidencing Shares shall be construed to make the holders of said certificates, either by themselves or with the Trustees, partners or members of an association.

                 SECTION 5.3. Right of Shareholder to receive certificate for number of Shares, signing of certificates, transfer agent and registrar, facsimile signatures. Every Shareholder shall be entitled to receive a certificate specifying the number of Shares held by him. Such certificates shall be treated as negotiable and title thereto, and to the Shares represented thereby, shall be transferred by delivery thereof to the same extent in all respects as stock certificates, and the shares represented thereby, of a Massachusetts business corporation. Unless otherwise determined by the Trustees, such certificates shall be signed by the President and Secretary, and shall be countersigned by a transfer agent, and registered by a registrar, if any. There shall be filed with each transfer agent and registrar, if any, a copy of the authorized form of certificate, certified by the President or Secretary, and such form shall continue to be used unless and until the Trustees approve some other form. In case any one or more officers of the Trust who shall have signed certificates shall cease to be such officer or officers before the certificates so signed shall have been actually issued, such certificates may nevertheless be issued with the same effect as though the persons who signed such certificates had not ceased to be such officers of the Trust. If such certificate is countersigned (a) by a transfer agent other than the Trust or its employee, or (b) by a registrar other than the Trust or its employee, any other signature on the certificate may, in the discretion of the Trustees, be in facsimile.

                 SECTION 5.4. Right of Trustees to issue Shares without vote or other acquiescence of Shareholders, right to issue fractional Shares. The Trustees, in their discretion, may from time to time without prior authorization by the Shareholders issue Shares, including Shares held in the treasury, to such party or parties and for such payment, property or other consideration, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to and in connection with the assumption of liabilities). In connection with any issuance of Shares, the Trustees, in their discretion, may provide for the issuance of fractional Shares or may provide for the issuance of scrip for fractions of Shares and determine the terms of such scrip including, without limiting the generality of the foregoing, the time within which any such scrip must be surrendered for exchange into Shares and the rights, if any, of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive proportional distributions, and the rights, if any, to redeem scrip for cash or the Trustees may, in their discretion, or if they see fit at the option of each holder, provide in lieu of scrip for the adjustment of fractions in cash. The provisions of Section 5.3 hereinabove relative to certificates for Shares shall apply so far as appropriate to such scrip, except that such scrip may in the discretion of the Trustees be signed by a transfer agent alone notwithstanding that there is then a registrar for the Shares.

                 SECTION 5.5. Register of Shareholders, only registered Shareholders to enjoy rights of Shareholders. A register shall be kept by or on behalf of the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them, respectively, and the numbers of the certificates representing such Shares and a record of all transfers thereof. Only Shareholders whose certificates are so recorded shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon.

                 SECTION 5.6. Trustees' powers to employ transfer agents and registrars, power to deposit blank certificates with transfer agents. The Trustees shall have power to employ in the City of Boston, Massachusetts and/or in any other city transfer agents, and/or registrars. The transfer agents may keep the register required by Section 5.5 and record therein the original issues and transfers, if any, of the Shares and countersign certificates for Shares issued to the persons entitled to the same. Any such transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees. In accordance with the usual custom of corporations leaving a transfer agent, signed certificates for Shares in blank may be deposited with any transfer agent of the Trust, to be used by the transfer agent in accordance with the authority conferred upon it as occasion may require, and in so doing the signers of such certificates shall not be responsible for any loss resulting therefrom.

                 SECTION 5.7. Restrictions on Transfer of Shares to preclude the application of the Internal Revenue Code's Section 382 limitation and to preserve other tax attributes. (a) In order to preserve the Trust's net operating loss carry forwards and other tax attributes under the Internal Revenue Code, the following restrictions upon transfer of the Trust's Shares shall apply until the Trustees determine otherwise:

                          (i) (1)     No person other than the Trust shall
                 transfer any Shares of the Trust to any person to the extent that such transfer (whether or not such transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange), if effective, would cause the Ownership Interest Percentage of the transferee or any other person to increase to 5 percent or above, or from 5 percent or above to a greater Ownership Interest Percentage.

                          (i) (2)     For purposes of Section 5.7, the
                 following terms shall have the following meanings:

                          (a) "Initial Transferor" shall mean a person who
                              attempts to make a transfer of Shares described in subparagraph (a)(i)(1);

                          (b) "Ownership Interest Percentage" of a person shall
                              be the sum of such person's direct ownership interest in the Trust as determined under Treasury Regulation Section 1.382-2T(f)(8) or any successor regulation and such person's indirect ownership interest in the Trust as determined under Treasury Regulation Section 1.382-2T(f)(15) or any successor regulation, except that, for purposes of determining a person's direct ownership interest in the Trust, any ownership interest in the Trust described in Treasury Regulation Section
                              1.382-2T(f)(18)(iii)(A) or any successor regulation shall be treated as shares of beneficial interest in the Trust, and for purposes of determining a person's indirect ownership interest in the Trust, Treasury Regulations Sections 1.382-2T(g)(2), 1.382-2T(h)(2)(i)(A), 1.382-2T(h)(2)(iii) and
                              1.382-2T(h)(6)(iii) or any successor regulations shall not apply and any Shares that would be attributed to such person pursuant to the option attribution rule of Treasury Regulation Section 1.382-4(d) or any successor regulation if to do so would result in an "ownership change" within the meaning of Section 382 of the Internal Revenue Code shall be attributed to such person without regard to whether such attribution results in an "ownership change" within the meaning of Section 382 of the Internal Revenue Code;

                          (c) "person" shall include any individual,
                              corporation, estate, trust, association, company, partnership, joint venture, or similar organization, including, without limitation, any "entity" within the meaning of Treasury Regulation Section 1.382-3(a);

                          (d) "Prohibited Distributions" shall mean any
                              dividends or other distributions paid by the Trust with respect to the Prohibited Shares that were received by the Purported Acquiror;

                          (e) "Prohibited Shares" shall mean each Share of the
                              Trust the transfer of which is restricted by subparagraph (a) (i) (1);

                          (f) "Purported Acquiror" shall mean the person to
                              whom the Initial Transferor attempts to make a transfer of Shares described in subparagraph (a)
                              (i) (1) or of the ownership of a Higher Tier
                              Entity (as defined in subparagraph (i) below);

                          (g) "Resale Proceeds" shall mean the proceeds of sale
                              of Prohibited Shares received by the Purported Acquiror to an unrelated party in an arm's-length transaction;

                          (h) "Sales Proceeds" shall mean the proceeds of sale
                              of Prohibited Shares received by a designated agent of the Trust;

                          (i) "transfer" shall include any means of conveying
                              legal or beneficial ownership of Shares, whether such means is direct or indirect, voluntary or involuntary, including without limitation, the transfer of ownership of any entity which, directly or indirectly owns Shares (a "Higher Tier Entity");

                          (j) "transferee" shall mean any person to whom shares
                              are transferred;

                              (ii) Any transfer of Shares of the Trust that would otherwise be prohibited pursuant to subparagraph (a)(i) shall nonetheless be permitted if information relating to a specific proposed transaction is presented to the Trustees and the Trustees determine (x) that such transaction will not create a substantial risk of loss of the Trust's status as a real estate investment trust, or (y) that the overall economic benefits of such transaction to the Trust and its Shareholders outweigh the detriments, if any, of such transfer.

                 (b) Unless approval of the Trustees is obtained as provided in subparagraph (a)(ii) of this Section 5.7, any attempted transfer of Shares of the Trust in excess of the number of Shares that could be transferred to the transferee without restriction under subparagraph (a)(i)(1) of this
Section 5.7 shall not be effective to transfer ownership of such Prohibited Shares to the Purported Acquiror, who shall not be entitled to any rights as a shareholder of the Trust with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). Subject to the Trust's election to apply subparagraph (b)(i) below, all rights with respect to the Prohibited Shares shall remain the property of the Initial Transferor. A Purported Acquiror shall be deemed to have consented to all the provisions of this Section 5.7 and to have agreed to act as provided in the following subparagraph (b)(i) if the Trust so demands.

                          (i) Upon demand by the Trust, the Purported Acquiror
                 shall transfer any certificate or other evidence of ownership of the Prohibited Shares within the Purported Acquiror's possession or control, along with any Prohibited Distributions, to an agent designated by the Trust (the "Agent"). If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arm's-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares as agent for the Initial Transferor, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent, shall transfer to the Agent the Prohibited Distributions and the Resale Proceeds except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to the following subparagraph (b)(ii) if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported transfer of the Prohibited Shares by the Purported Acquiror other than a transfer described in one of the two preceding sentences shall not be effective to transfer any ownership of the Prohibited Shares.

                          (ii) The Agent shall sell in an arm's-length transaction through the facilities of a national securities exchange or an over-the-counter market, if possible) any Prohibited Shares transferred to the Agent by the Purported Acquiror, and the Sales Proceeds, or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the following amount: (x) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares, and (y) where the purported transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported transfer, the fair market value of the Prohibited Shares at the time of such purported transfer. Subject to the succeeding provisions of this subparagraph
                 (b)(ii), any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be the property of the Initial Transferor. If the identity of the Initial Transferor cannot be determined by the Agent through inquiry made to the Purported Acquiror, the Agent shall publish appropriate notice (in The Wall Street Journal, if possible) for seven consecutive business days in an attempt to identify the Initial Transferor in order to transmit any Resale Proceeds or Sales Proceeds or Prohibited Distributions due to the Initial Transferor pursuant to this subparagraph (b)(ii). The Agent may also take, but is not required to take, other reasonable actions to attempt to identify the Initial Transferor. If after 90 days following the final publication of such notice the Initial Transferor has not been identified, any amounts due to the Initial Transferor pursuant to this subparagraph
                 (b)(ii) may be paid over to a court or governmental agency, if applicable law permits, or otherwise shall be transferred to an entity designated by the Trust that is described in Section 501(c)(3) of the Internal Revenue Code. In no event shall any such amounts due to the Initial Transferor inure to the benefit of the Trust or the Agent, but such amounts may be used to cover expenses (including but not limited to the expenses of publication) incurred by the Agent in attempting to identify the Initial Transferor.

                 (c) Upon a determination by the Trustees that there has been or is threatened a purported transfer of Prohibited Shares to a Purported Acquiror, the Trustees may take such action in addition to any action permitted by this Section 5.7 as advisable to give effect to the provisions of this
Section 5.7 including, without limitation, refusing to give effect on the books of this Trust to such purported transfer or instituting proceedings to enjoin such purported transfer.

                 (d) The Trust may require as a condition to the registration of the transfer of any Shares that the proposed transferee furnish to the Trust all information reasonably requested by the Trust with respect to all the proposed transferee's direct or indirect ownership interests in Shares of the Trust.

                 (e) All certificates evidencing ownership of Shares of this Trust shall be subject to the restrictions on transfer contained in this
Section 5.7 and shall bear (or be deemed to bear) a conspicuous legend referencing the restrictions set forth in this Section 5.7.

                 (f) Nothing contained in this Section 5.7 shall limit the authority of the Trustees to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Trust and the interests of the holders of its securities in preserving the Trust's real estate investment trust status.

                 (g) The Trustees shall have the power to resolve (1) any ambiguity in the terms of this Section 5.7 and (2) based on the known facts and making a "worst-case" assumption about such facts as are not known, any uncertainty as to the application of this Section 5.7 in a particular factual situation.

                 (h) Nothing contained in this Section 5.7 shall independently require the Trustees to preserve the Trust's status as a real estate investment trust.

                 SECTION 5.8. Personal representatives and other successors in interest of Shareholders. Any person becoming entitled to any Shares as a consequence of the death, bankruptcy or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded as the holder of such Shares and receive a new certificate therefor upon production of the proper evidence thereof and delivery of the existing certificate to the Trustees or a transfer agent of the Trust. But until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of death, bankruptcy, incompetence or otherwise.

                 SECTION 5.9. Shares held jointly or in fiduciary capacity. The Trustees may treat two or more persons holding any Share as joint tenants of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry, shall be made in the register or on any certificate that any person is in any other manner entitled to any future, limited or contingent interest in any Share; provided, however, that any person recorded as a holder of any Share may, subject to the provisions hereinafter contained, be described in the register or in any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

                 SECTION 5.10. Trustees and agents entitled to act on the basis of information in the record. The Trustees, the Shareholders, any officer, transfer agent or other agent of the Trust or of the Trustees, shall not be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge, or equity to which any of the Shares or any interests therein are subject, or to ascertain or inquire whether any sale or transfer of any such Shares or interests therein by any such Shareholder or his personal representatives is authorized by such trust, charge, pledge, or equity, or to recognize any person as having any interest therein except for the person recorded as Shareholder. The receipt of the person in whose name any Share, is recorded, or, if such Share is recorded in the names of more than one person, the receipt of any one of such persons, or the receipt of the duly authorized agent of any such person, shall be a sufficient discharge for all dividends and other money and for all shares, notes, debentures, bonds, obligations, scrip, and other property payable, issuable or deliverable in respect of any such Share and from all liability to see to the application thereof.

                 SECTION 5.11. Replacement of lost or destroyed certificates. In case of the loss, mutilation or destruction of any certificate for Shares hereunder, the Trustees may issue or cause to be issued a new certificate in accordance with the by-laws or upon such terms as they may see fit.

                 SECTION 5.12. Payment of dividends. Subject to the rights of holders of preferred stock, the Trustees may from time to time declare and pay to holders of shares of beneficial interest, in proportion to their respective ownership of shares, out for the earnings, profits or surplus in the hands of the Trustees, such dividends or other distribution as they may see fit. The declaration and payment of such dividends or other distributions and the determination of earnings, profits and surplus available for dividends or other distributions and the determination of earnings, profits and surplus available for dividends and other purposes shall lie wholly in the discretion of the Trustees. No holder of shares of beneficial interest shall be entitled to receive or be paid any dividends or to receive any distribution of earnings, profits or surplus except as determined by the Trustees in the exercise of said discretion. The Trustees may, in addition, from time to time in their discretion, declare and pay as dividends or other distributions such additional amounts, whether or not out of earnings, profits and surplus available therefor, including any amounts sufficient to enable the Trust to avoid or reduce its liability for Federal income taxes, inasmuch as the computations of net income and gains for Federal income tax purposes may vary from the computations thereof on the books of the Trust. Any or all such dividends or other distributions may be made, in whole or in part, in cash, property or other assets of the Trust, or in senior or subordinated, secured or unsecured, evidences of indebtedness of the Trust, as the Trustee may in their sole discretion from time to time determine.

                 SECTION 5.13. Trustees to furnish Shareholders with statement advising as to source of funds distributed. In connection with each distribution to Shareholders, the Trustees shall furnish the Shareholders with a statement in writing advising as to the source of the funds so distributed or, if the source thereof has not then been determined, the communication shall so state, and in such event, the statement as to source shall be forwarded to Shareholders not later than sixty (60) days after the close of the fiscal year in which the distribution was made.

                 SECTION 5.14. Notice to Shareholders deemed served if mailed. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust, or at such other address or shall be furnished in writing by him to the Trust for such purpose.

                 SECTION 5.15. Right of Trustees to purchase Shares on behalf of Trust, no dividends on Shares held by Trust. The Trustees may, on behalf of the Trust, at any time purchase or otherwise acquire outstanding Shares in the Trust for such consideration and on such terms as they may deem proper. Shares so purchased or acquired by the Trustees on behalf of the Trust shall not, so long as they belong to the Trust, receive dividends or distributions, or be entitled to any voting rights or be deemed outstanding for any purpose hereunder. Such Shares may in the discretion of the Trustees be cancelled or such Shares may in the discretion of the Trustees be transferred at such times, to such parties, and for such consideration as the Trustees may determine.

                 SECTION 5.16. Trustees' capacity to purchase Shares individually. The Trustees, or any of them, may in their individual capacities, purchase and otherwise acquire or sell and otherwise dispose of Shares issued hereunder.

                 SECTION 5.17. Obligation of Shareholders to disclose information to Trustees regarding ownership of Shares, power of Trustees to acquire Shares to comply with Internal Revenue Code. The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of the Trust has or may become concentrated to an extent which is contrary to the requirements of Section 856 (a) (5) and (6) of the Internal Revenue Code, then the Trustees shall have the power (i) to call for redemption a number of such concentrated Shares sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares of the Trust into conformity with the requirements of said Section 856 (a) (5) and
(6) and (ii) to refuse to transfer Shares to any person whose acquisition of the Shares in question would in the opinion of the Trustees result in a violation of said Section 856 (a) (5) or (6). The redemption price shall be equal to the fair market value of the Shares as reflected in the latest bid quotation for the Shares (if then traded over-the-counter) or the closing sale price (if then listed on a national securities exchange) as of the business day preceding the day on which notice of redemption is sent, or, if no quotations or closing sale price for the Shares are available, as determined in good faith by the Trustees. From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment of the redemption price. For the purpose of this Section 5.17, the term "individual" shall be construed as provided in
Section 542 (a) (2) of the Internal Revenue Code, or any successor provision, and "ownership" of Shares shall be determined as provided in Section 544 of the Internal Revenue Code.

                 SECTION 5.18. Power of Trustees to issue Warrants, terms on which Warrants may be issued. The Trustees, in their discretion, may from time to time without prior authorization by the Shareholders issue share purchase warrants (herein referred to as "Warrants") which shall entitle the holders thereof to subscribe to Shares and/or fractional shares or scrip at such time or times and on such terms as the Trustees may prescribe including, without limiting the generality of the foregoing, the times within which any such Warrants must be exercised and the consideration to be paid for such Shares. Warrants may be issued to such parties and for such consideration as the Trustees may from time to time determine (including the issuance of detachable or non-detachable Warrants as an inducement to persons acquiring or underwriting notes, debentures, bonds, instruments or other obligations or Shares of the Trust); provided, however, that the exercise price of such Warrants shall not be less than the fair market value (determined as provided in Section 5.17) of the Shares on the date on which the Trustees establish said exercise price, and provided further that no Warrants or options shall be issued to any Trustees or to any directors, officers or employees of the Manager or any parent or subsidiary thereof or employees of the Trust except to such persons in their capacity as a security holder of the Trust as part of a ratable issue to all security holders. The provisions of this Article 5 relative to certificates for Shares shall apply so far as appropriate to such Warrants, except that such Warrants may, in the discretion of the Trustees, be signed by a transfer agent alone notwithstanding that there is then a registrar for the Shares.

                 SECTION 5.19. Shareholders have no preemptive rights. Shareholders shall have no preemptive rights with respect to any Shares, Warrants, evidences of indebtedness (convertible or otherwise) or other securities of the Trust sold, offered or issued at any time, and no offering of any such securities need be made to Shareholders or any of them.

                                   ARTICLE 6.

                            RIGHTS OF SHAREHOLDERS.

                 SECTION 6.1. Ownership of Trust Property and control of Trust exclusively in Trustees, Shareholders have only beneficial interest. The ownership of all Trust Property and the control of the affairs of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares issued hereunder, and they shall have no right to call for any partition or division of any property, profits, rights or interests.

                 SECTION 6.2. Shares are personal property, limitation of rights of personal representatives. The Shares issued hereunder shall be personal property giving only the rights in this Declaration of Trust and in the certificates therefor specifically set forth. The death of a Shareholder during the continuance of this Trust shall not terminate the Trust nor give his legal representatives a right to an accounting or to take any action in the courts or otherwise against other Shareholders or the Trustees or the property held hereunder, but shall simply entitle the legal representatives of the deceased Shareholder to demand and receive a new certificate for Shares in place and upon surrender of the certificate held by the deceased Shareholder, and upon the acceptance of which new certificate such legal representatives shall succeed to all the rights of the deceased Shareholder under this Trust.

                 SECTION 6.3. Annual Meeting of Shareholders to be held after delivery of Annual Report, calling special meetings of Shareholders. The Annual Meeting of Shareholders shall be held after delivery to the Shareholders of the Annual Report described in Section 2.9 and within six months from the end of each fiscal year, at a place and on a date to be fixed, from time to time, by the by-laws or by resolution of the Trustees. The first Annual Meeting of Shareholders shall be held after the Trust's first full fiscal year. Special meetings of the Shareholders may be called by either the Chairman of the Board of Trustees, the President, or a Majority of the Trustees, and shall be called by the President upon the written request (specified in the purpose or purposes of the meeting) of the holders of record of at least twenty-five per cent (25%) of the Shares issued and outstanding and entitled to vote, at such times and at such place as may be stated in the notice thereof. The notice of such a special meeting shall specify the purpose or purposes for which it has been called.

                 SECTION 6.4. Notice of Shareholders' meeting. Notice of all meetings of the Shareholders shall be mailed or delivered at least ten (10) days and not more than fifty (50) days before the meeting by a Trustee or Trustees or an officer or agent of the Trust to each Shareholder at his last known address as recorded on the register of the Trust, or at such other address as shall be furnished in writing by him to the Trust for such purpose. No business shall be transacted at any Special Meeting of Shareholders unless notice of such business has been given in the call for the meeting. Any adjourned meeting may be held as adjourned without further notice.

                 SECTION 6.5. Quorum at Shareholders' meeting. The presence in person or by proxy of the holders of a majority of the Shares issued, outstanding, and entitled to vote, shall be necessary to constitute a quorum at all Shareholders' meetings for the transaction of business. If a quorum is once present to hold a meeting, it is not broken by the subsequent withdrawal or departure of any Shareholder. If a quorum shall not be present, a majority of the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn from time to time the meeting until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

                 SECTION 6.6. Action of Shareholders not binding on Trustees, with certain exceptions. No action taken by the Shareholders at any meeting other than an action of the type specified in Section 2.2 relative to election of Trustees, Section 2.3 relative to removal of Trustees, Section 8.1 relative to amendment of this Declaration of Trust, or Section 8.2 relative to the organization and transfer of the Trust Property to another entity (and then only if such action is taken by the percentage of Shares in each case therein specified) shall in any way bind the Trustees.

                 SECTION 6.7. Determination of Shareholders eligible to vote, closing of transfer books. In order that the Trust may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Trustees may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty, days prior to any other action.

                 If no record date is fixed:

                          (a) The record date for determining Shareholders
                 entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                          (b) The record date for determining Shareholders for
                 any other purpose shall be at the close of business on the day on which the Board of Trustees adopts the resolution relating thereto.

                 A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided however, that the Trustees may fix a new record date for the adjourned meeting.

                 Any Shareholder who was a Shareholder at the time so fixed shall be entitled to receive notice of and to vote at such meeting or any adjournment thereof or to receive such dividend even though he has since that date disposed of his Shares, and no Shareholder becoming a Shareholder after said date shall be so entitled to receive of or to vote at said meeting or any adjournment thereof or to receive such dividend.

                 SECTION 6.8. Right of Shareholders to vote by proxy, filing of proxy, voting rights of various persons. At any meeting of the Shareholders, any Shareholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been filed before the time set for the commencement of the meeting, or at such time prior to the commencement of the meeting as may be fixed by the by-laws of the Trust, with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct. Only Shareholders of record as determined in Section
6.7 shall be entitled to vote and each full Share shall be entitled to one vote. Fractional Shares shall not be entitled to any vote. When any full Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy in respect of such Share, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

                 SECTION 6.9. Proxies, form of proxies, and proxy solicitation. Whenever the vote or consent of Shareholders is required or permitted under this Declaration, such vote or consent may be given either directly by the Shareholder or by a proxy in the form prescribed in the by-laws. The proxy may be given to one or more persons, or any of them, with power to permit substitution, and may be for meetings or action generally or for any particular meeting or action, and may include the exercise of discretionary powers. Each proxy to vote shall be in writing and signed by the Shareholder or by his duly authorized representative. The Trustees may solicit proxies from the Shareholders or any of them in any matter requiring or permitting the Shareholders' vote or consent.

                 SECTION 6.10. Prohibition of sale, lease, exchange or other disposition of more than 50% of Trust Property without Shareholders' approval, except as security for any borrowing. The affirmative vote or consent of the majority of all outstanding Shares shall be required to approve the principal terms of the transaction and the nature and amount of the consideration involving any sale, lease, exchange or other disposition of more than 50% of the Trust Property. The vote or consent of Shareholders shall not be required for the pledging, hypothecating, granting security interests in, mortgaging, or encumbering of all or any part of the Trust Property, or for the sale, lease, exchange or other disposition of less than 50% of the Trust Property.

                 SECTION 6.11. Right of Shareholders and securities administrators to inspect books. Shareholders and any Federal or state securities or "blue sky" administrator or other similar authority shall have the right, at reasonable times during business hours and for proper purposes, to inspect the books of account of the Trust and the records of the meetings of Shareholders and Trustees at the office of the Trust in Dallas, Texas, or at such other office at which such books and records are normally kept in the regular course of business of the Trust.

                 SECTION 6.12. Rights of Holders of Preferred Stock. The holders of shares of preferred stock shall, under the provisions of this
Article 6, be treated as Shareholders, and holders of outstanding Shares of the Trust, only to the extent that such rights (if any) have been granted to the holders of shares of such stock of the series they possess.

                                   ARTICLE 7.

                    LIABILITY OF TRUSTEES, SHAREHOLDERS AND
                          OFFICERS, AND OTHER MATTERS.

                 SECTION 7.1. Exculpation of Trustees and officers. No Trustee or officer of the Trust shall be liable to the Trust or to any other Trustee or to any Shareholder for any act or omission of any other Trustee or of any Manager, officer, employee or agent of the

Trust or be held to any personal liability whatsoever in tort, contract or otherwise in connection with the affairs of this Trust except only that arising from his own willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

                 SECTION 7.2. Limitation of liability of Shareholders, Trustees and officers. The Trustees and officers in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees or officers of the Trust and not in their own individual capacities. Except to the extent provided in Section 7.1, no Trustee or officer shall, nor shall any Shareholder, be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind of, against or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Property for the payment or performance thereof. Each Shareholder shall be entitled to pro rata indemnity from the Trust Property if, contrary to the provisions hereof, such Shareholder shall be held to personal liability.

                 SECTION 7.3. Express exculpatory clauses in instruments. As far as practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Declaration to provide that neither the Shareholders nor the Trustees nor the officers shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Property for the payment of any claim thereunder or for the performance thereof; however, the omission of such provision from any such instrument shall not render the Shareholders or any Trustee or officer liable nor shall the Trustees or any officer of the Trust be liable to anyone for such omission. The Trustees shall, at all times, maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover probable tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

                 SECTION 7.4. Indemnification and reimbursement of Trustees, officers, employees or agents. Any Trustee, officer, employee or agent of the Trust who is made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that he, his testator or intestate was or is a Trustee, officer, employee or agent, or active in any such capacity on behalf of the Trust, shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of such action, suit, proceeding, claim or alleged liability or in connection with any appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion; provided, however, that no such indemnification or reimbursement shall be made for any claim, obligation or liability which arose out of such Trustee's, officer's, employee's or agent's willful misfeasance, bad faith, gross negligence or reckless disregard of duty; and provided further that such Trustee, officer, employee or agent of the Trust shall give prompt notice thereof, execute such documents and take such action as will permit the Trust to conduct the defense or settlement thereof and cooperates therein. In the event of a settlement approved by the Trustees of any such claim, alleged liability, action, suit or proceeding, indemnification and reimbursement shall be provided except as to such matters covered by the settlement which the Trust is advised by its counsel arose from the Trustee's, officer's, or employee's or agent's willful misfeasance, bad faith, gross negligence or reckless disregard of duty. Such rights of indemnification and reimbursement shall be satisfied only out of the Trust Property. Expenses incurred in defending any action, suit or proceeding may be paid by the Trust in advance of final disposition of such action, suit or proceeding as authorized by the Trustees in a specific case upon receipt of an undertaking by or on behalf of the Trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Trust as provided in this Section 7.4. The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse such person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict such right of a Trustee, officer, employee or agent to contribution as may be available under applicable law.

                 SECTION 7.5. Right of Trustees, Manager, officers, employees or agents to own property or to engage in business. Any Trustee, Manager, officer, employee or agent of the Trust may acquire, hold and dispose of any Real Property Mortgage Loan, or other property similar or dissimilar or in any other real estate investment trust for his own individual account and may exercise all rights of a shareholder or owner of such property as if he were not a Trustee, Manager, officer, employee or agent, as the case may be. Any Trustee, Manager, officer, employee or agent of the Trust may have personal business interests of any nature and may continue such activities for his own account; and any

Trustee, Manager, officer, employee or agent may be interested as a partner, officer, director, stockholder, employee or otherwise, in any firm or corporation that may be engaged by the Trust and may receive compensation from such firm or corporation in such capacities, as well as compensation as Trustee hereunder. None of these activities shall be deemed to conflict with the duties of Trustee, Manager, officer, employee or agent to the Trust. The failure to present the Trust any opportunity which a Trustee, Manager, officer, employee or agent of the Trust may receive in any capacity other than as Trustee, Manager, officer, employee or agent, shall not make such Trustee, Manager, officer, employee or agent liable to the Trust, to the Trustees or to any Shareholder in any way whatsoever.

                 SECTION 7.6. Transactions between the Trustees and the Trust. Except as prohibited by this Declaration, and in the absence of fraud, a contract, act or other transaction in which the Trust has any interest or which is between the Trust and any other person, firm, corporation or other entity, shall be valid even though (i) one or more of the Trustees, officers, employees or agents of the Trust, or the Manager of the Trust, are directly or indirectly interested in or connected with such contract, act or transaction, or any trustee, partners, directors, shareholders, employees or officers of such other person, firm, corporation or other entity, or (ii) one or more of the Trustees, officers, employees or agent of the Trust, or the Manager of the Trust, individually or jointly with others, is a party or are parties to or directly or indirectly interested in, or connected with, such contract, act or transaction. No Trustee, officer, employee or agent of the Trust, and no Manager of the Trust, shall be under any disability from or have any liability as a result of entering into any such contract, act or transaction, provided that (a) such interest or connection is disclosed or known to the Trustees and such contract, act or other transaction has been authorized, ratified or otherwise approved by the affirmative vote of a majority of the Trustees not interested therein, or (b) such interest or connection is disclosed or known to the Shareholders, and such contract, act or transaction is approved by the Shareholders.

                 Notwithstanding any other provisions of this Declaration, no Trustee may borrow money from the Trust nor may any Trustee, Manager, officer or employee of the Trust, acting in his individual capacity, directly or indirectly, purchase or otherwise acquire from, or sell or otherwise transfer to, the Trust any property whatsoever, other than Shares and instruments evidencing debt securities issued by the Trust. No Trustee, Manager, officer or employee of the Trust shall receive a commission or other remuneration, directly or indirectly, in connection with the disposal or acquisition of assets of the Trust. Nor may the Trustees lend any of the assets or property of the Trust to any Trustee, Manager, officer or employee of the Trust in his individual capacity. The Trustees shall not knowingly, directly or indirectly, purchase or otherwise acquire any property whatsoever from, or sell or otherwise transfer any property whatsoever to, or lend any of the assets or property of the Trust to, any person, firm, organization or other entity with which a Trustee in his individual capacity is affiliated by reason of being a director, officer, partner, trustee or holder of more than one percent (1%) of the outstanding capital stock of such person, firm, organization or other entity unless such transaction has been authorized, ratified or otherwise approved by the affirmative vote of a majority of the Trustee not so affiliated. This Section
7.6 shall not prevent the sale to a Trustee of Shares, notes, bonds, debentures or other securities issued by the Trust in a public offering in accordance with a Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the payment of reasonable commissions and fees therefor, nor shall it prevent the payment to a Trustee of reasonable commissions or fees for the so-called "private placement" of such securities with investors. The Trustees are not restricted by this Section 7.6 from forming a corporation, partnership, trust or other business association owned by the Trustees or by their nominees for the purpose of holding title to property of the Trust or managing property of the Trust, provided the Trustees' motive for the formation of such business association is not for their own enrichment.

                 All transactions with one or more of the Trustees, officers, employees or agents of the Trust or the Manager of the Trust or any parent or subsidiary thereof shall be on terms fair and reasonable to the Shareholders and at least as favorable to the Trust as similar arrangements for comparable transactions to which the Trust is aware with organizations unaffiliated with the Trust or with said companies. Any mortgages purchased from any of such persons will be at a price not more than the fair market value thereof on the basis of prevailing interest rates for mortgages on similar properties, and any other properties so purchased will be at a price not more than the fair value thereof as determined by an independent appraisal.

                 SECTION 7.7. Restriction of duties and liabilities. To the extent that the nature of this Trust (that is, a business trust) will permit, the duties and liabilities of Shareholders, Trustees and officers shall in no event be greater than the duties and liabilities of shareholders, directors and officers of a Massachusetts corporation. The Shareholders, Trustees and officers shall in no event have any greater duties or liabilities than those imposed by applicable law as shall be in effect from time to time.

                 SECTION 7.8. Persons dealing with Trustees or officers. Any act of the Trustees or officers purporting to be done in their capacities as such, shall, as to any persons dealing with such Trustees or officers, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees and officers. No person dealing with the Trustees or any of them, or with the authorized officers or agents of the Trust, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers or agents of the Trust, for moneys or other consideration, shall be binding upon the Trust.

                 SECTION 7.9. Reliance. The Trustees and officers may consult with counsel, surveyors, engineers, brokers, auctioneers, appraisers, accountants or other persons deemed by the Trustees to be competent (any of which may be a firm in which one or more of the Trustees or officers is or are members or be otherwise interested) and the advice or opinion of such person shall be full and complete personal protection to all of the Trustees and officers in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by the President or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant to fairly present the final position of the Trust. The Trustees may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

                 SECTION 7.10. No bond required of Trustees, Manager, officers, employees or agents. No Trustee, Manager, officer, employee or agent of the Trust shall be required to furnish a bond or other security for the performance of his duties, responsibilities or other obligations to the Trust, unless required by any applicable state or federal law or regulation. However, the Trustees may, in their sole discretion, require a bond or other security of any Trustee, Manager, officer, employee or agent to insure the faithful performance of his particular duties, responsibilities or other obligations to the Trust. The premium or cost of any such bond or other security may be paid by the Trust.

                                   ARTICLE 8.

                       Amendment or Termination of Trust.

                 SECTION 8.1. Power to amend or terminate Trust. The provisions of this Declaration of Trust may be amended or altered (except as to the limitations of the personal liability of Trustees and Shareholders and the prohibition of assessment upon Shareholders), or the Trust may be terminated, by written instrument signed by at least two-thirds (2/3) of the Trustees and consented to by the holders of at least two-thirds (2/3) of the Shares then outstanding hereunder and entitled to vote, either in writing or by a vote at a meeting of Shareholders; provided, however, that the Trustees may, from time to time, by written instrument signed by at least two-thirds (2/3) of the Trustees amend or alter the provisions of this Declaration of Trust, without the vote or assent of the Shareholders, to the extent deemed by the Trustees in good faith to be necessary to meet the requirements for qualification as a real estate investment trust under Sections 856, 857 and 858, of the Internal Revenue Code, and any interpretations of the statutory provisions or regulations made by the Internal Revenue Service or any court; and further provided, that the Trustees may also, from time to time, by written instrument signed by at least two-thirds (2/3) of the Trustees, amend or alter the provisions of this Declaration of Trust without the vote or assent of the Shareholders, (i) to modify the Ownership Interest Percentage in the Trust specified in Section 5.7(a)(i)(1), (ii) to modify the definitions of any terms set forth in Section 5.7, or (iii) to amend the provisions of Section 3.20, relating to the Trust's resident agent in Massachusetts, to comply with applicable Massachusetts law. In addition, since the Trust has obtained the permission of Lomas & Nettleton Financial Corporation to use the name "Lomas & Nettleton", which name is well recognized in the mortgage banking and financial community, and anticipates contracting with, and the employment of, Lomas & Nettleton Financial Corporation or one of its subsidiaries as the Manager, the Trustees may, without the vote or assent of the Shareholders, and, upon receipt of the written request of Lomas & Nettleton Financial Corporation shall, amend or change the name of the Trust so that it thereafter will not include "Lomas & Nettleton", "L & N" or any approximation thereof, if (a) the Trustees fail to enter into a contract or agreement with Lomas & Nettleton Financial Corporation or one of its subsidiaries as Manager, or (b) having entered into such a contract or agreement, Lomas & Nettleton Financial Corporation or one of its subsidiaries shall thereafter cease to serve as Manager either for failure of either party to renew or extend such contract or agreement or for any other cause whatsoever. No amendment, alteration or termination shall become effective unless and until the instrument effecting such change shall have been acknowledged by one or more of the Trustees executing such instrument and recorded in the Registry and, if in accordance with the foregoing provisions of this Section 8.1, the consent of Shareholders in writing or by a vote at a meeting is required in order to effectuate such change, unless and until a certificate signed and acknowledged by a Trustee as to the accomplishment of such consent shall have been recorded in the Registry with such instrument.

                 SECTION 8.2. Power to organize corporation or other entity to take over Trust Property. By written instrument signed by at least two-thirds (2/3) of the Trustees and consented to by at least two-thirds (2/3) of the Shares then outstanding hereunder and entitled to vote, either in writing or by a vote at a meeting of Shareholders, a corporation, association, trust or other organization (or one or more of such entities) may be organized to take over the Trust property and carry on the affairs of the Trust. The Trust property may be sold, conveyed or transferred to any such corporation, association, trust or organization, or to any existing corporation, association, trust or other organization, in exchange for the shares or securities thereof, or beneficial interest therein, and such transferee may be caused to assume the liabilities of the Trust, to deliver such shares, securities or beneficial interests ratably to the Shareholders in redemption of their Shares, and this Trust may be terminated; provided, however, that no such sale, conveyance or transfer of the Trust Property shall be made to any corporation, association, trust or other organization unless (i) it utilizes its best efforts to continue to qualify for benefits under the federal income tax laws which are substantially equal to the benefits for which this Trust qualifies at such time, if that is appropriate, (ii) it has a purpose substantially the same as the purpose of this Trust, and (iii) its shares, securities, or beneficial interests which will be issued in exchange for such property constitute an investment substantially equal in quality and substantially the same in type as an investment in the Shares hereof.

                 SECTION 8.3. Effect of Internal Revenue Code on power to amend or terminate. The provisions of Sections 2.2, 2.3, 8.1 and 8.2 giving the Shareholders the right to elect and remove Trustees and the right to amend and terminate the Trust shall be subject to the requirements of the Internal Revenue Code. If any provision granting or limiting such Shareholders' rights shall conflict with the requirements of Sections 856, 857 or 858 of the Internal Revenue Code, such provision shall be deemed to be void and without any force or effect ab initio, but any action taken pursuant to any such provision shall have been validly taken upon the vote of the Trustees required hereunder. In the event that the provision relating to the election of Trustees by the Shareholders of the Trust shall be deemed to be without force or effect, the Trustees then in office shall be deemed to be qualified and acting Trustees until such time as the successor Trustees have been named and qualified; provided, however, that at the next meeting of Shareholders after the Trustees shall have notified the Shareholders that any or all of the Shareholders' rights under Sections 2.2, 2.3, 8.1 or 8.2 created such a conflict and therefore shall be without force and effect, there shall be submitted to the Shareholders for their approval or disapproval by a majority of those voting, the question as to whether such Shareholders' right or rights should be continued.

                 SECTION 8.4. Power to organize other corporations or business trusts. By written instrument signed by at least two-thirds (2/3) of the Trustees and without the vote or assent of the Shareholders, the Trustees may cause the Trust to organize, or cause to be organized, one or more corporations or business trusts, under the Business Corporation Law of the Commonwealth of Massachusetts or of the applicable laws of any other state, all of the outstanding shares of each of which shall be owned by the Trust, for any appropriate purpose of the Trust that they deem in its best interests.

                 SECTION 8.5. Disposition of Trust Property upon termination. Upon the termination of the Trust, the Trustees may sell and convert into money the whole of the Trust Property, or any part thereof, and, after paying, retiring, or providing for the payment of, all known liabilities and obligations of the Trust and providing for indemnity against any other outstanding liabilities and obligations, shall divide the proceeds thereof among, and distribute in kind, at valuations made by them which shall be conclusive, all other property then held by them in trust hereunder to, the Shareholders ratably according to the respective number of Shares held by them. In making any sale under this provision the Trustees shall have power to sell by public auction or private contract and to buy in or rescind or vary any contract of sale and to resell without being answerable for loss and, for said purposes, to do all things, including the execution and delivery of instruments, as may by their performance thereof be shown to be in their judgment necessary or desirable in connection therewith. The powers of sale and all other powers herein given to the Trustees shall continue as to all property at any time remaining in their hands or ownership, even though all times herein fixed for distribution of Trust Property may have passed.

                 SECTION 8.6. Effect of Reorganization under Federal laws and Implementation of Plan of Reorganization. (a) If, pursuant to the provisions of any applicable statute of the United States relating to reorganizations, a plan of reorganization of the Trust has been or shall be confirmed by the decree or order of a court of competent jurisdiction, the Trust may put into effect and carry out the plan and the decrees and orders of the court relative thereto and may take any proceeding and do any act provided in the plan or directed by such decrees and orders, without further action by its Trustees or Shareholders. Such power and authority may be exercised, and such proceedings and acts may be taken, as may be directed by such decrees or orders, by the trustee or trustees for the Trust appointed by the court in the reorganization proceedings (or a majority thereof), or if none be appointed and acting, and the Trust is the debtor in possession, by designated officers of the Trust, or by a master or other representative appointed by the court, with like effect as if exercised and taken by unanimous action of the Trustees and Shareholders of the Trust.

                 (b) In accordance with any such plan of reorganization, the Trust may organize, cause to be organized, or utilize one or more entities or corporations under the Business Corporation Law of the Commonwealth of Massachusetts or any other state of the United States, all of the outstanding shares of which initially shall be owned by the Trust.

                 (c)      The Trust may, in the manner provided in subsection
(a), but without limiting its generality or effect, alter, amend or repeal its by-laws; constitute or reconstitute the Board of Trustees, and name, constitute or appoint Trustees and officers in place of or in addition to all or some of the Trustees or officers then in office; amend this Declaration of Trust without the vote or assent of the Trustees and/or the Shareholders, and make any change in its authorized and issued shares of beneficial interest, or make any other amendment, change or alteration, or provision, authorized by such plan or necessary for its implementation, or transfer all or part of its assets. In no such case, however, shall any Shareholder have any right to demand payment for such Shareholder's shares of beneficial interest.

                 (d) Any amendment made to the Declaration of Trust pursuant to the foregoing provisions of this section shall be signed under the penalties of perjury by the person or persons authorized by the court, in accordance with the provisions of subsection (a), and filed with the state secretary, recorded in the Registry, and filed with the clerk of the City of Boston. The amendment shall become effective when it has been so filed and recorded, unless said amendment specifies a later effective date and not more than thirty days after such filing, in which even the amendment shall become effective on such later date.

                                   ARTICLE 9.

                                 MISCELLANEOUS.

         SECTION 9.1. Laws of Massachusetts shall govern, recording of Declaration of Trust and amendments. This Declaration of Trust is executed by the Trustees and is delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of said Commonwealth. This Declaration of Trust and any amendment hereof shall, as soon as reasonably practicable after its execution, be recorded in the Registry and in all other offices in which such recording may be required from time to time by the laws of the Commonwealth of Massachusetts and in the office of the county recorder of any county where land and/or improvements thereon owned by the Trust are located.

         SECTION 9.2. Offices of the Trust. The principal office of the Trust in Massachusetts shall be in Boston, Massachusetts, unless changed by the Trustees to another location in Massachusetts. The Trust may maintain its executive office at Dallas, Texas or elsewhere as the Trustees may from time to time determine.

         SECTION 9.3. Execution in one or more counterparts. This Declaration of Trust and any amendment hereof may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such counterpart.

         SECTION 9.4. Certificate of Trustees or Secretary conclusive evidence in favor of third parties. Any certificate signed by a person who, according to the records in the Registry, appears to be a Trustee hereunder, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust or anyone or more of them, and the successors or assigns of such person, which certificate may certify to any matter relating to the affairs of the Trust, including but not limited to any of the following: a vacancy among the Trustees; the number or identity of Trustees; this Declaration of Trust and any amendments thereto, or any Restated Declaration of Trust and any amendments thereto, or that there are no amendments to this Declaration of Trust or any Restated Declaration of Trust; a copy of the by-laws of the Trust; the due authorization of the execution of any instrument or writing; the form of any vote passed at a meeting of Trustees or Shareholders; the fact that the number of Trustees present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust; the form of any by-law adopted by or the identity of any officer elected by the Trustees; or the existence or non-existence of any fact or facts which in any manner relate to the affairs of the Trust. In addition, the Secretary or any Assistant Secretary of the Trust or any other officer of the Trust designated by the by-laws or by action of the Trustees may sign any such certificate, and such certificate shall be conclusive evidence as to matters so certified in favor of any person dealing with the Trust, and the successors and assigns of such person.

         SECTION 9.5. Third parties may rely on recorded Declaration of Trust. If this Declaration of Trust is filed or recorded in any recording office other than the Registry, anyone dealing with real estate so located that instruments affecting the same should be filed or recorded in such recording office may rely conclusively upon any certificate of the kind described in Section 9.4 hereof which is signed by a person who according to the records in such recording office appears to be a Trustee hereunder.

         SECTION 9.6. Execution and effect of Restated Declaration of Trust. A Restated Declaration of Trust containing this original Declaration of Trust, as amended to the time of execution of the Restated Declaration of Trust, may be executed at any time or from time to time by a majority of Trustees and recorded in the Registry, and such Restated Declaration of Trust shall thereafter be effective and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

         SECTION 9.7. Inclusiveness of plural, singular, and genders, descriptive headings, etc. for convenience only. In the construction of this Declaration of Trust whether or not so expressed, words used in the singular or in the plural respectively include both the plural and singular. Words denoting males includes females and words denoting persons include individuals, firms, associations, companies (joint stock or otherwise), trusts and corporations unless a contrary intention is to be inferred from or required by the subject matter or context. The cover, title, headings of different parts hereof, the table of contents, the index of definitions and the marginal notes, if any, are inserted only for the convenience of reference and are not to be taken to be any part hereof or to control or affect the meaning, construction, interpretation or effect hereof.

         SECTION 9.8. Severability. If any provisions of this Declaration of Trust shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out, if possible, as if any such invalid or unenforceable provision were not contained herein.

                                  ARTICLE 10.

                               Duration of Trust.

         Subject to possible earlier termination in accordance with the provisions of Article 8 hereof, the Trust created hereby shall terminate on the expiration of twenty (20) years after the death of the last survivor of the initial Trustees and the following named persons:

                                                                            PARENT OR GUARDIAN AND
                  NAME                              DATE OF BIRTH             PRESENT RESIDENCE
                  ----                              -------------             -----------------
             Deborah Anne Hay                    December 8, 1952           Jess T. Hay
                                                                            6341 Annapolis Lane
                                                                            Dallas, Texas





             Patricia Lynn Hay                   October 26, 1956           Jess T. Hay
                                                                            6341 Annapolis Lane
                                                                            Dallas, Texas





             Charles Beebe                       March 27, 1957             Albert N. Rohnstedt
                                                                            21 Clovercrest Road
                                                                            Weatherford, Conn.





             Mary Rebecca Enloe                  October 5, 1966            Robert Ted Enloe, III
                                                                            7736 Southwestern
                                                                            Dallas, Texas





             Sara Elizabeth Enloe                March 28, 1968             Robert Ted Enloe, III
                                                                            7736 Southwestern
                                                                            Dallas, Texas





             Mary Lois French                    August 9, 1957             Joseph J. French, Jr.
                                                                            4440 Fairfax
                                                                            Dallas, Texas





             Joseph J. French, III               October 4, 1959            Joseph J. French, Jr.
                                                                            4440 Fairfax
                                                                            Dallas, Texas





             Elizabeth Carol French              February 9, 1963           Joseph J. French, Jr.
                                                                            4440 Fairfax
                                                                            Dallas, Texas





             Charles Robert French               June 3, 1966               Joseph J. French, Jr.
                                                                            4440 Fairfax
                                                                            Dallas, Texas





             John Flaherty Sexton                November 3, 1964           John F. Sexton
                                                                            4831 Sugar Mill Road
                                                                            Dallas, Texas





             Erin Susanne Sexton                 February 14, 1968          John F. Sexton
                                                                            4831 Sugar Mill Road
                                                                            Dallas, Texas





             Maurice E. Purnell, III             February 27, 1968          Maurice E. Purnell, Jr.
                                                                            4507 Arcady
                                                                            Dallas, Texas



                                                                            PARENT OR GUARDIAN AND
                  NAME                              DATE OF BIRTH             PRESENT RESIDENCE
                  ----                              -------------             -----------------
             James Bert Jones                    January 12, 1963           James H. Jones
                                                                            New Orleans, Louisiana





             Cliff Ownbey Jones                  May 18, 1965               James H. Jones
                                                                            New Orleans, Louisiana





             Lee Christopher Jones               February 28, 1967          James H. Jones
                                                                            New Orleans, Louisiana





             Seth Thomas Kelly                   June 21, 1965              David Kelly, Jr.
                                                                            241 Avon Mountain Road
                                                                            Avon, Connecticut





             Kimberly Potter Kelly               May 24, 1963               David Kelly, Jr.
                                                                            241 Avon Mountain Road
                                                                            Avon, Connecticut





             Katharine Houghton Kelly            November 19, 1960          David Kelly, Jr.
                                                                            241 Avon Mountain Road
                                                                            Avon, Connecticut





             Sprague Callery                     September 10, 1967         James Callery
                                                                            22 Wooddale Road
                                                                            Greenwich, Connecticut





             Virginia Roberdeau Callery          June 3, 1969               James Callery
                                                                            22 Wooddale Road
                                                                            Greenwich, Connecticut

                   IN WITNESS WHEREOF, Gene H. Bishop, N. Preston Breed, James Callery, J.D. Francis, Jess Hay, H.O. Johnson, James H. Jones and Albert N. Rohnstedt have each signed and sealed these presents all on the day and year first above written.

                                              /s/ Gene H. Bishop
                                       ------------------------------------
                                                 Gene H. Bishop

                                             /s/ N. Preston Breed
                                       ------------------------------------
                                                 N. Preston Breed

                                                /s/ James Callery
                                       ------------------------------------
                                                    James Callery

                                               /s/ J. D. Francis
                                       ------------------------------------
                                                   J. D. Francis

                                                  /s/ Jess Hay
                                       ------------------------------------
                                                      Jess Hay

                                               /s/ H. O. Johnson
                                       ------------------------------------
                                                   H. O. Johnson

                                               /s/ James H. Jones
                                       ------------------------------------
                                                   James H. Jones

                                            /s/ Albert N. Rohnstedt
                                       ------------------------------------
                                                Albert N. Rohnstedt

                        COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.:
                                                                   June 26, 1969

                   Then personally appeared the above-named GENE H. BISHOP and acknowledged the foregoing instrument to be his free act and deed.

                   Before me,

                                           /s/ Warren Christie Muffett
                                       ------------------------------------
                                                  Notary Public

                                My commission expires: WARREN CHRISTIE MUFFETT,
                                                       Notary Public
                                                       MY COMMISSION EXPIRES
                                                       MAY 24, 1974

                        COMMONWEALTH OF MASSACHUSETTS
Suffolk, ss.:
                                                                   June 26, 1969

                   Then personally appeared the above-named N. PRESTON BREED and acknowledged the foregoing instrument to be his free act and deed.

                   Before me,

                                           /s/ Warren Christie Muffett
                                       ------------------------------------
                                                     Notary Public

                                My commission expires: WARREN CHRISTIE MUFFETT,
                                                       Notary Public
                                                       MY COMMISSION EXPIRES
                                                       MAY 24, 1974

                        COMMONWEALTH OF MASSACHUSETTS
Suffolk, ss.:
                                                                   June 26, 1969

                   Then personally appeared the above-named JAMES CALLERY and acknowledged the foregoing instrument to be his free act and deed.

                   Before me,

                                            /s/ Warren Christie Muffett
                                       ------------------------------------
                                                 Notary Public

                                My commission expires: WARREN CHRISTIE MUFFETT,
                                                       Notary Public
                                                       MY COMMISSION EXPIRES
                                                       MAY 24, 1974

                        COMMONWEALTH OF MASSACHUSETTS
Suffolk, ss.:
                                                                   June 26, 1969

                   Then personally appeared the above-named J. D. FRANCIS and acknowledged the foregoing instrument to be his free act and deed.

                   Before me,

                                           /s/ Warren Christie Muffett
                                       ------------------------------------
                                                  Notary Public

                                My commission expires: WARREN CHRISTIE MUFFETT,
                                                       Notary Public
                                                       MY COMMISSION EXPIRES
                                                       MAY 24, 1974

                        COMMONWEALTH OF MASSACHUSETTS
Suffolk, ss.:
                                                                   June 26, 1969

                   Then personally appeared the above-named JESS HAY and acknowledged the foregoing instrument to be his free act and deed.

                   Before me,

                                           /s/ Warren Christie Muffett
                                       ------------------------------------
                                                  Notary Public

                                My commission expires: WARREN CHRISTIE MUFFETT,
                                                       Notary Public
                                                       MY COMMISSION EXPIRES
                                                       MAY 24, 1974

                        COMMONWEALTH OF MASSACHUSETTS
Suffolk, ss.:
                                                                   June 26, 1969

                   Then personally appeared the above-named H. O. JOHNSON and acknowledged the foregoing instrument to be his free act and deed.

                   Before me,

                                          /s/ Warren Christie Muffett
                                       ------------------------------------
                                                 Notary Public

                                My commission expires: WARREN CHRISTIE MUFFETT,
                                                       Notary Public
                                                       MY COMMISSION EXPIRES
                                                       MAY 24, 1974

                        COMMONWEALTH OF MASSACHUSETTS
Suffolk, ss.:
                                                                   June 26, 1969

                   Then personally appeared the above-named ALBERT N. ROHNSTEDT and acknowledged the foregoing instrument to be his free act and deed.

                   Before me,

                                           /s/ Warren Christie Muffett
                                       ------------------------------------
                                                   Notary Public

                                My commission expires: WARREN CHRISTIE MUFFETT,
                                                       Notary Public
                                                       MY COMMISSION EXPIRES
                                                       MAY 24, 1974

STATE OF TEXAS     )  SS.
COUNTY OF DALLAS   )

                   Before me, the undersigned authority, on this day personally appeared JAMES H. JONES, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledges to me that he executed the same for the purposes and considerations therein expressed and as his free act and deed.

                   Subscribed and sworn to before me this _______ day of June, 1969.

                                         /s/
                                       ------------------------------------
                                             Notary Public in and for
                                                Dallas County, Texas

                                My commission expires: